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Exhibit (a)(1)(A)

THINKORSWIM GROUP INC.

 OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS
FOR RESTRICTED STOCK UNITS

This document constitutes part of the prospectus relating to the thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan, the Telescan, Inc. Amended and Restated 1995 Stock Option Plan, the Telescan, Inc. 2000 Stock Option Plan, and the Telescan, Inc. Amended and Restated Stock Option Plan, covering securities that have been registered under the Securities Act of 1933, as amended.

April 17, 2009

THINKORSWIM GROUP INC.

OFFER TO EXCHANGE
ELIGIBLE STOCK OPTIONS FOR RESTRICTED STOCK UNITS

The exchange offer will expire at 5:00 p.m., Eastern Time,
on May 15, 2009, unless extended.

        thinkorswim Group Inc. ("thinkorswim," "we," "us," or "our") is offering eligible employees (including eligible officers) and independent contractors of thinkorswim and its subsidiaries the opportunity to exchange outstanding "underwater" options to purchase thinkorswim common stock for new grants of thinkorswim restricted stock units (the "exchange offer"). For purposes of the exchange offer, an option will be considered "underwater" if the per share exercise price is equal to or greater than the value of the per share merger consideration to be paid by TD AMERITRADE Holding Corporation ("TD AMERITRADE") in connection with the acquisition of thinkorswim by TD AMERITRADE (the "merger"). As a result, we will not be able to determine which options may be exchanged until immediately prior to the completion of the merger.

        We have historically issued stock options as a means of attracting, retaining and rewarding key employees and independent contractors and motivating such individuals to enhance long-term stockholder value. However, like many companies in the financial services industry, thinkorswim's stock price has experienced significant volatility and decline over the past few years. As a result, many of our employees and independent contractors hold thinkorswim options with exercise prices that are higher than the current market price of our common stock and the per share merger consideration to be paid by TD AMERITRADE in connection with the merger.

        We believe that these underwater options may have little value as either an incentive or retention tool. The exchange offer is intended to re-incentivize the eligible individuals who participate in the exchange program by issuing them restricted stock units that will vest over a period of time following the exchange, subject to their continued service with us, or, following the effective time of the merger, with TD AMERITRADE, through the applicable vesting date.

        Neither thinkorswim nor the thinkorswim board of directors makes any recommendation as to whether eligible individuals should tender or refrain from tendering eligible options for exchange.

New Restricted Stock Units

        Participation in the exchange offer is completely voluntary. If you are an eligible individual and you elect to participate in the exchange offer, you will receive thinkorswim restricted stock units, as described in further detail in this Offer to Exchange Eligible Stock Options for Restricted Stock Units (the "Offer to Exchange"). Subject to the terms and conditions of this exchange offer, we will grant the restricted stock units under thinkorswim's Second Amended and Restated 2001 Stock Option Plan (the "2001 Plan") following the expiration of the offer, but on the same calendar day as the expiration date. The expiration date will be May 15, 2009, unless extended.

Other Matters

        The exchange offer is not conditioned on a minimum number of eligible options being submitted for exchange or a minimum number of eligible individuals participating. However, the exchange offer is subject to various conditions, including the approval of the exchange offer and the amendment of the 2001 Plan to permit the grant of restricted stock units thereunder by thinkorswim's stockholders. In addition, the exchange offer is being made in connection with the Agreement and Plan of Merger dated January 8, 2009, by and among TD AMERITRADE, thinkorswim and certain other entities (the "merger agreement"), pursuant to which thinkorswim will become a wholly-owned subsidiary of TD AMERITRADE, and is subject to the satisfaction or waiver of all conditions to the merger. If the merger is not completed for any reason, the conditions to the offer will not have been satisfied. These conditions are discussed in further detail in Q&A 35 and Section 7 of the Offer to Exchange.

        Shares of thinkorswim common stock are traded on the NASDAQ Global Market under the symbol "SWIM." Shares of TD AMERITRADE common stock are traded on the NASDAQ Global Select Market under the symbol "AMTD." On April 16, 2009 the last practicable trading day before the distribution of this document, the closing sale price of thinkorswim's common stock on the NASDAQ Global Market was $9.84 per share and the closing sale price of TD AMERITRADE's common stock on the NASDAQ Global Select Market was $16.61 per share. However, the market price of thinkorswim's and TD AMERITRADE's common stock will fluctuate prior to the completion of this exchange offer. Consequently, the threshold exercise price that will determine whether an option will be eligible for tender in this exchange offer will not be known until the close of the trading day immediately preceding the date upon which the merger occurs and which will coincide with the expiration date (including any extensions). Based on the closing sale price of TD AMERITRADE's common stock on April 16, 2009, eligible options would include outstanding thinkorswim options with a per share exercise price equal to or greater than $9.95.

        To ensure that you will have the information you need to make an informed decision, after the close of the trading day immediately preceding the expiration date, we will post the information necessary for you to determine whether your options are eligible, including the threshold exercise price that will determine eligibility. We will also deliver to you by e-mail a notification of these terms. You will have until 5:00 p.m., Eastern Time, on the expiration date (currently set to be May 15, 2009) to make an election or change any previous elections that you have made by delivering a properly completed election form or withdrawal form, as applicable, via facsimile, e-mail (via PDF or similar imaged document file), registered mail, Federal Express or UPS, to:

  Frank Milano
  ICR Inc.
  Carlson Towers
  601 Carlson Parkway, Suite 1050
  Minneapolis, MN 55305
  Fax: (801) 816-7200
  E-mail:   stockoptions@thinkorswimgroup.com

        We have engaged ICR Inc., an outside consulting firm, to receive election and withdrawal forms and to answer questions about this exchange offer. Neither thinkorswim, its employees, or ICR Inc. will provide tax advice specific to an individual's circumstances or make any recommendations with respect to the exchange offer. We recommend that you discuss the personal tax consequences of this exchange offer with your personal financial, legal and/or tax advisor.

        We also recommend that you evaluate the risks related to our and TD AMERITRADE's business, our and TD AMERITRADE'S common stock, and this offer, and review current market quotes for thinkorswim's and TD AMERITRADE's common stock, among other factors, before deciding whether to elect to participate in the exchange offer.

        See "Risk Factors Relating to the Exchange Offer" beginning on page 16 for a discussion of risks that you should consider before participating in the exchange offer.

IMPORTANT—ACTION ITEMS TO PARTICIPATE

        If you wish to participate in the exchange offer and tender your eligible options, you must deliver a properly completed and signed election form to Frank Milano at ICR Inc. before 5:00 p.m., Eastern Time, on May 15, 2009 by one of the following means:

  Via Facsimile
  Frank Milano, Fax No. (801) 816-7200

  Via Electronic Delivery (by PDF or similar imaged document file)
  Scan the completed and signed election form and e-mail it to Frank Milano at   stockoptions@thinkorswimgroup.com.

  Via Registered Mail, Federal Express or UPS
  Your signed election form must be received by 5:00 p.m., Eastern Time, on the expiration date and may be sent to the following address:
  Frank Milano
  ICR Inc.
  Carlson Towers
  601 Carlson Parkway, Suite 1050
  Minneapolis, MN 55305

        You do not need to return your stock option agreement(s) for your eligible options to elect to participate in this exchange offer.

        Please note that only responses that are complete, signed, and actually received by the deadline will be accepted. Responses that are received after the deadline will not be accepted. The delivery of election and withdrawal forms is at your risk. thinkorswim has no obligation to confirm the receipt of your election form and/or any withdrawal form. Responses may be submitted only via fax, e-mail, registered mail, Federal Express or UPS. Please be sure to allow for delivery time based on the method of delivery that you choose to ensure that your election form or withdrawal form is received prior to 5:00 p.m., Eastern Time, on May 15, 2009 (or such later date as may apply if this exchange offer is extended). Responses that are received after the deadline or submitted by any other means, including hand delivery, interoffice, or a third party shipping company other than Federal Express or UPS, will not be accepted.

        The exchange offer has not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state or foreign securities commission nor has the SEC or any state or foreign securities commission passed upon the accuracy or adequacy of the information contained in the exchange offer. Any representation to the contrary is a criminal offense.

        You should direct general questions about this offer and requests for additional copies of this Offer to Exchange and the other related documents to:

  Frank Milano
  ICR Inc.
  Carlson Towers
  601 Carlson Parkway, Suite 1050
  Minneapolis, MN 55305
  Phone: (612) 333-9099
  E-mail:   stockoptions@thinkorswimgroup.com

        thinkorswim has prepared communications regarding this exchange offer and this document provides general tax information to eligible individuals with respect to this exchange offer. However, thinkorswim will not provide tax advice specific to an individual's circumstances. Neither thinkorswim nor the thinkorswim board of directors make any recommendation as to whether you should tender your eligible options for exchange. You must make your own decision whether to tender your eligible options, after taking into account your own personal circumstances and preferences. We recommend that you discuss the personal tax consequences of this exchange offer with your financial, legal and/or tax advisors.

Offer to Exchange Eligible Stock Options for Restricted Stock Units, dated April 17, 2009.

        You should rely only on the representations and information contained in this document, the related election form, the forms of Restricted Stock Unit Agreement, the 2001 Plan, and the related Tender Offer Statement on Schedule TO and such other documents to which we have referred you. We have not authorized any person to provide you with different information or to make any recommendation on our behalf as to whether you should tender or refrain from tendering your eligible options pursuant to the exchange offer. We are not making an offer to exchange eligible options for restricted stock units in any jurisdiction where the exchange offer is not permitted. If we become aware of any jurisdiction where the making of the exchange offer is not in compliance with any valid applicable law, we intend to make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or we determine that further efforts to comply are not advisable, the exchange offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of eligible options residing in such jurisdiction. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date shown on the first page of this Offer to Exchange. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

* * *

 Table of Contents

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS		1
Background and General Information About the Exchange Offer		1
RISK FACTORS RELATING TO THE EXCHANGE OFFER		16
VALUATION RISKS		16
Tax-Related Risks		16
Procedural Risks		17
Business-Related Risks		17
THE EXCHANGE OFFER		18
1.	Purpose of the Exchange Offer	18
2.	Eligibility	19
3.	thinkorswim Options Eligible for Exchange in the Exchange Offer	20
4.	Procedures for Tendering Eligible Options	20
5.	Withdrawal Rights	22
6.	Acceptance of Eligible Options and Issuance of RSUs	24
7.	Conditions of this Exchange Offer	25
8.	Impact of the Merger on the Exchange Offer, Eligible Options and RSUs	26
9.	Price Range of thinkorswim and TD AMERITRADE Common Stock	27
10.	Source and Amount of Consideration; Terms of RSUs	27
11.	Interests of Directors and Officers; Transactions and Arrangements Concerning the Options	31
12.	Legal Matters; Regulatory Approvals	33
13.	Material U.S. Federal Income Tax Consequences	33
14.	Accounting Treatment of thinkorswim RSUs in the Exchange Offer	34
15.	Extension of the Exchange Offer; Termination; Amendment	35
16.	Fees and Expenses; Source of Funds	36
17.	Information about thinkorswim and TD AMERITRADE	36
18.	Additional Information	37
19.	Financial Statements	38
20.	Forward Looking Statements	38
21.	Miscellaneous	39
SCHEDULE A Summary Financial Information of thinkorswim Group Inc.		A-1
SCHEDULE B Guide to Tax Issues in Russia		B-1
SCHEDULE C Guide to Tax Issues in Singapore		C-1

i

 SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

        This section provides a summary of the material terms of, and answers to some of the questions that you may have about, the exchange offer by thinkorswim to exchange outstanding "underwater" options to purchase thinkorswim common stock for new grants of thinkorswim restricted stock units. The complete description of the exchange offer begins on page 18. Because this summary does not contain all of the information you should consider in deciding whether to accept the exchange offer, you should carefully read the remainder of this Offer to Exchange, the election form, the applicable form of Restricted Stock Unit Agreement and the 2001 Plan, and the Registration Statement on Form S-4 filed by TD AMERITRADE on February 10, 2009, as amended. thinkorswim is making this exchange offer upon the terms and subject to the conditions described in these documents, as they may be amended from time to time.

        The following questions and answers are grouped into the following categories:

  •
  Background and general information about the exchange offer (Questions 1-5)

  •
  Eligibility (Questions 6-15)

  •
  Participation in the exchange offer (Questions 16-25)

  •
  Duration and implementation of the exchange offer (Questions 26-34)

  •
  Conditions to the exchange offer (Questions 35-39)

  •
  Impact of the merger on the exchange offer, eligible options and restricted stock units (Questions 40-42)

  •
  U.S. federal income tax consequences (Question 43)

  •
  Additional questions (Questions 44-45)

Background and General Information About the Exchange Offer

Q1.
What is the exchange offer?

A1.
The exchange offer is a voluntary opportunity for eligible individuals to elect to exchange eligible options for thinkorswim restricted stock units ("RSUs").

Q2.
What is an RSU?

A2.
An RSU is a promise to issue one share of common stock once the vesting conditions are satisfied. Until RSUs vest and shares are issued to you in payment for the vested RSUs, you will not have any of the rights or privileges of a stockholder of thinkorswim (or, following the merger, TD AMERITRADE) with respect to the shares subject to the RSUs.

Q3.
Why is thinkorswim making this exchange offer?

A3.
We have historically issued stock options as a means of attracting, retaining and rewarding key employees and independent contractors and motivating such individuals to enhance long-term stockholder value. However, like many companies in the financial services industry, thinkorswim's stock price has experienced significant volatility and decline over the past few years. As a result, many of our employees and independent contractors hold underwater thinkorswim options, which means that the options have exercise prices that are higher than the current market price of our common stock and the per share merger consideration to be paid by TD AMERITRADE in connection with the merger.

We have determined that these underwater options may have little value as either an incentive or retentive tool and may no longer provide an appropriate balance between our goals for our equity compensation program and thinkorswim's (and, following completion of the merger, TD AMERITRADE's) interest in minimizing the dilution of its stockholders' interests. thinkorswim is making the exchange offer to address these concerns in light of the proposed merger with TD AMERITRADE and as required by the merger agreement. Both TD AMERITRADE and thinkorswim have determined that the exchange offer would benefit the combined company following the merger for the reasons described in Q&A 4 and Section 1 of the Offer to Exchange.

Q4.
What is the exchange offer intended to do?

A4
The exchange offer is intended to restore the retention and incentive benefits of our equity awards and to reduce our (and, following completion of the merger, TD AMERITRADE's) total number of outstanding equity awards, or "overhang." The exchange offer is also intended to closely align the value of the equity awards held by our employees and independent contractors with the value of our stock held by our stockholders. We believe that this offer will align the interests of our employees and independent contractors with those of our stockholders by providing eligible individuals with the opportunity to replace outstanding underwater options with new restricted stock unit awards based on the current market value of our common stock. We also believe that this offer will foster the retention of our valuable employees and independent contractors and better align the interests of our employees, independent contractors and stockholders by incentivizing our employees and independent contractors to maximize stockholder value. (See Section 1 of the Offer to Exchange)

Q5.
Is thinkorswim making any recommendation as to whether an eligible individual should participate in the exchange offer?

A5.
Although the thinkorswim board of directors has approved the exchange offer and recommended that our stockholders approve the exchange offer and an amendment to the 2001 Plan to permit the grant of RSUs, neither thinkorswim nor the thinkorswim board of directors makes any recommendation as to whether eligible individuals should tender or refrain from tendering eligible options for exchange. You must make your own decision whether to tender your eligible options, after taking into account your own personal circumstances and preferences. You should consult with your own financial, legal and/or tax advisors to discuss the consequences of accepting or declining the exchange offer. (See Section 1 of the Offer to Exchange)

Eligibility

Q6.
Who is eligible to participate in the exchange offer?

A6.
You may participate in this offer if you are an eligible employee or eligible independent contractor as of the date of this Offer to Exchange and you remain an eligible employee or eligible independent contractor through the expiration date (which is currently set for May 15, 2009 but may be extended). Eligible employees and eligible independent contractors are referred to herein as "eligible individuals."

Eligible employees are those individuals who:

  •
  hold one or more eligible options, and

  •
  are current employees of thinkorswim or a subsidiary of thinkorswim.

  Former thinkorswim employees and the current and former non-employee members of the thinkorswim board of directors are not eligible to participate in the exchange offer.

  Eligible independent contractors are those individuals who:

  •
  hold one or more eligible options, and

    •
    are current independent contractors of thinkorswim or a subsidiary of thinkorswim.

    Former independent contractors are not eligible to participate in the exchange offer. (See Section 2 of the Offer to Exchange)

Q7.
Are thinkorswim officers and board members eligible to participate in the exchange offer?

A7.
thinkorswim's officers and employee directors are eligible to participate in the exchange offer provided that they are eligible individuals as of the date of this Offer to Exchange and they remain eligible individuals through the expiration date, as described above. Non-employee members of the thinkorswim board of directors are not eligible to participate in the exchange offer. (See Section 2 of the Offer to Exchange)

Q8.
Are eligible individuals who are subject to taxation outside of the United States eligible to participate in the exchange offer?

A8.
Yes. If you are an eligible individual, you are eligible to participate in the exchange offer regardless of the jurisdictions in which you are subject to taxation. (See Section 2 of the Offer to Exchange)

Q9.
What happens if I am not an eligible employee or eligible independent contractor on the expiration date?

A9.
To participate in the exchange offer, you must be an eligible employee or eligible independent contractor on the expiration date. If your employment or service with thinkorswim or a subsidiary of thinkorswim terminates for any reason prior to the expiration of the exchange offer (which is currently set to be at 5:00 p.m., Eastern Time, on May 15, 2009, unless extended), then your tender of eligible options, if any, will automatically be canceled and you will no longer be eligible to participate in the exchange offer. In this case, you will retain your outstanding eligible options in accordance with their current terms and conditions, subject to adjustment in connection with the merger as described in further detail in Q&A 42 and Section 8 of the Offer to Exchange.

Participation or eligibility to participate in the exchange offer does not confer on you any right to remain an employee or independent contractor of thinkorswim (or, following the completion of the merger, TD AMERITRADE).

Q10.
Which options are eligible for exchange in this exchange offer?

A10.
An option to purchase thinkorswim common stock is an eligible option under this exchange offer if each of the following conditions is met:

  •
  The option was granted under the 2001 Plan, the Telescan, Inc. Amended and Restated 1995 Stock Option Plan, the Telescan, Inc. 2000 Stock Option Plan or the Telescan, Inc. Amended and Restated Stock Option Plan (the "thinkorswim option plans");

  •
  The option was granted with a per share exercise price equal to or greater than the amount that is being paid by TD AMERITRADE in connection with the merger for each share of our common stock. This amount will be equal to the sum of (i) $3.34 plus (ii) the product of (A) 0.3980 times (B) the volume-weighted average price for a share of TD AMERITRADE common stock, rounded to the nearest one-tenth of a cent, as reported on the NASDAQ Global Select Market for the trading day immediately prior to the day the merger occurs (the "threshold exercise price"). The day on which the merger occurs will be the same day as the expiration date;

  •
  The option is held by an eligible individual; and

  •
  The option is outstanding and unexercised at the expiration of the exchange offer.

      Whether or not the option is vested has no bearing on whether the option is an eligible option for purposes of the exchange offer. (See Section 3 of the Offer to Exchange)

Q11.
When will the threshold exercise price be determined so that I will be able to determine which options are eligible options?

A11.
The threshold exercise price will not be known until the close of the trading day immediately preceding the expiration date. To ensure that you will have the information you need to make an informed decision, after the close of the trading day immediately preceding the expiration date, we will issue a press release disclosing the information necessary for you to determine whether your options are eligible, including the threshold exercise price that will determine eligibility. We will also deliver to you by e-mail a notification of these terms. You will have until 5:00 p.m., Eastern Time, on the expiration date (currently scheduled for May 15, 2009) to make an election by completing and submitting an election form to Frank Milano at ICR Inc. or change any previous elections that you have made by completing and submitting a new election form or a withdrawal form to Frank Milano at ICR Inc. (See Section 3 of the Offer to Exchange)

Q12.
Does this exchange offer include both vested and unvested options?

A12.
Yes. You may exchange eligible options, whether or not they are vested.

Q13.
How do I determine if any of the options that I hold may be exchanged in the exchange offer?

A13.
The exchange offer covers only eligible options. The election form provided to you contains a personal summary of all of the options that you currently hold, including the exercise price per share in effect and the vesting schedule for each option. This summary can be used in conjunction with the calculation of the threshold exercise price (described in Q&A 10 above), determined as of the trading day prior to the expiration date, in order to identify which of your options are eligible options.

Q14.
Can I exchange options that I have already exercised?

A14.
No. This exchange offer only pertains to outstanding and unexercised options and does not apply in any way to shares purchased upon the exercise of options. If you have exercised an eligible option, that option is no longer outstanding and is therefore not eligible for this exchange offer. (See Section 3 of the Offer to Exchange)

Q15.
Can I exchange only a portion of my eligible options?

A15.
No. Eligible individuals must elect to tender all (and not less than all) of their eligible options. Consequently, if you wish to participate in the exchange offer, you must tender all of your eligible options for exchange. You may not tender only a portion of your eligible options.

Please remember that not all of your options to purchase shares of thinkorswim common stock may be eligible options. Only those options that are outstanding and unexercised at the expiration of the exchange offer and have a per share exercise price equal to or greater than the threshold exercise price will be eligible for exchange. (See Section 4 of the Offer to Exchange)

Participation in the Exchange Offer

Q16.
Am I required to participate in the exchange offer?

A16.
No. Participation in the exchange offer is completely voluntary. You may choose either to tender your eligible options for exchange pursuant to the exchange offer or to retain those options. (See Section 4 of the Offer to Exchange)

Q17.
What will happen to my eligible options if I elect not to participate in the exchange offer or if my eligible options are not accepted for exchange in this exchange offer?

A17.
If you elect not to participate in the exchange offer or your eligible options are not accepted for exchange in this exchange offer, your eligible options will remain outstanding until they expire by their terms and will continue to be governed by the terms of the thinkorswim option plans and grant agreements under which they were granted, except as adjusted in connection with the merger as described in further detail in Q&A 42 and Section 8 of the Offer to Exchange.

Q18.
How do I participate in the exchange offer?

A18.
If you wish to participate in the exchange offer, you must deliver a properly completed and signed election form to Frank Milano at ICR Inc. before 5:00 p.m., Eastern Time, on May 15, 2009 (or the date to which the exchange offer is extended) by one of the following means:

Via Facsimile
Frank Milano, Fax No. (801) 816-7200

Via Electronic Delivery (by PDF or similar imaged document file)
Scan the completed and signed election form and e-mail it to Frank Milano at stockoptions@thinkorswimgroup.com.

Via Registered Mail, Federal Express or UPS
Your signed election form must be received by 5:00 p.m., Eastern Time, on May 15, 2009 (or the date to which the exchange offer is extended) and may be sent to the following address:

Frank Milano
ICR Inc.
Carlson Towers
601 Carlson Parkway, Suite 1050
Minneapolis, MN 55305

You do not need to return your stock option agreement(s) for your eligible options to elect to participate in this exchange offer.

Please note that your completion and submission of the election form operates as your acceptance of the terms and conditions contained in this Offer to Exchange, the election form and the applicable form of Restricted Stock Unit Agreement, in each case as applicable to you.

Please also note that this is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we intend to accept all properly tendered options promptly after the expiration of this offer.

Your election to participate will become irrevocable after 5:00 p.m., Eastern Time, on May 15, 2009, unless the offer is extended, in which case your election will become irrevocable after the new expiration date. The only exception is that if the offer is extended and expires after June 12, 2009, you may change your mind and withdraw your election following the expiration date until such time as we have accepted your properly tendered options.

We may extend this offer. If we extend this offer, we will issue a press release or other public announcement, disclosing the length of the extension, the new expiration date of the exchange offer and the approximate number of options tendered up to that point, no later than 9:00 a.m., Eastern Time, on the U.S. business day following the previously scheduled expiration date.

  The delivery of all documents, including election forms and withdrawal forms, is at your risk. thinkorswim has no obligation to confirm the receipt of your election form and/or any withdrawal form. Please be sure to allow for delivery time based on the method of delivery that you choose to ensure that your election form or withdrawal form is received prior to 5:00 p.m., Eastern Time, on May 15, 2009 (or such later date as may apply if this exchange offer is extended). Only responses that are complete, signed, and actually received by Frank Milano, at ICR Inc., by the deadline will be accepted. Responses may be submitted only via fax, e-mail, registered mail, Federal Express or UPS. Responses that are received after the deadline or submitted by any other means, including hand delivery, interoffice, or a third party shipping company other than Federal Express or UPS (for example, Airborne Express), will not be accepted. (See Section 4 of the Offer to Exchange)

Q19.
What will happen if I do not return my election form by the expiration of the exchange offer?

A19.
If you do not return your election form pursuant to the procedures set forth above by the expiration of the exchange offer, then you will be considered to have elected not to participate in the exchange offer and all eligible options you hold will remain outstanding until they expire by their terms and will continue to be governed by the terms of the thinkorswim option plans and grant agreements under which they were granted, subject to adjustment in connection with the merger as described in further detail in Q&A 42 and Section 8 of the Offer to Exchange. You will not receive any RSUs in the exchange offer.

Q20.
If I do not want to participate in the exchange offer, do I have to return an election form or any other document?

A20.
No. You do not have to return any documents to thinkorswim if you do not wish to participate in the exchange offer.

Q21.
If I elect to participate in the exchange offer, how many RSUs will I receive in exchange for the eligible options I tender?

A21.
If you elect to exchange eligible options, the number of RSUs that you will receive will depend on the number of options you exchange, the exercise price of those options, and the following exchange ratios:

If the exercise price of an eligible option is:	The exchange ratio would be (eligible options to RSUs):
$9.00 -to- $10.85	2.0 -to- 1
$12.92 -to- $14.73	2.4 -to- 1
$15.69 -to- $16.92	2.7 -to- 1
$23.54	3.7 -to- 1
$25.45 -to- $38.95	10.0 -to- 1

For purposes of applying the exchange ratios, fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis. (See Section 6)

The exchange ratios separately apply to each grant of options. This means that the various eligible options you hold may be subject to different exchange ratios. (See Section 6 of the Offer to Exchange)

Example

If you exchange an eligible option covering 1,000 shares with an exercise price of $15.75, on the expiration date, you will receive 370 RSUs. This is equal to 1,000 shares divided by 2.7 (the exchange ratio for an eligible option with an exercise price of $15.75) and rounded down to the nearest whole RSU.

NOTE: As described in further detail below in Q&A 41 and Section 8 of the Offer to Exchange, RSUs issued in the exchange offer will be assumed by TD AMERITRADE in connection with the merger and adjusted to reflect this assumption. As a result, following the merger, the number of shares subject to your RSUs will be different and will likely be less than the number of shares subject to your RSUs immediately prior to the merger.

Q22.
Do I have to pay any money in connection with this exchange offer?

A22.
No. You will not be required to pay any money in order to participate in the exchange offer or to receive RSUs. However, you will be subject to income and employment taxes when shares are issued to you for vested RSUs. See Q&A 43 and Section 13 for further information about the general tax consequences associated with RSUs.

Q23.
Will the vesting schedule and other terms and conditions of my RSUs be the same as those currently in effect for my eligible options?

A23.
No. The terms and conditions of your RSUs will be different from your options. Your RSUs will be granted under the 2001 Plan and will be subject to a Restricted Stock Unit Agreement. Two forms of Restricted Stock Unit Agreement have been filed as exhibits to this Offer to Exchange and are available on the SEC's website at www.sec.gov. The form of Restricted Stock Unit Agreement applicable to you will depend on whether you are subject to the non-competition provision described below (in addition to the non-solicitation provision).

The vesting schedule of your RSUs will be different from the vesting schedule of your exchanged options. You should be aware that even your vested eligible options will be exchanged for unvested RSUs that will be scheduled to vest on the third anniversary of the date of grant of the RSUs, unless, following the merger, your employment or service with TD AMERITRADE is terminated (except as noted in Q&A 24 and Section 10 of the Offer to Exchange). (See Section 10 of the Offer to Exchange)

In addition, the receipt of any shares pursuant to your RSUs will be subject to your compliance with a non-solicitation provision set forth in Section 11 of your Restricted Stock Unit Agreement. In general, during your employment or service with thinkorswim or, following the merger, TD AMERITRADE, and for twelve months thereafter, you must not solicit any employee of thinkorswim or, following the merger, TD AMERITRADE, for employment with any other employer or any client of thinkorswim or, following the merger, TD AMERITRADE, to cease or reduce its business relationship with thinkorswim or, following the merger, TD AMERITRADE. (See Section 10 of the Offer to Exchange)

If you are one of a select group of management identified by the Company in the personal summary provided to you with the election form, the receipt of any shares pursuant to your RSUs will also be subject to your compliance with a non-competition provision set forth in Section 11 of your Restricted Stock Unit Agreement. If you are subject to this non-competition provision, then, during your employment or service with thinkorswim or, following the merger, TD AMERITRADE, and for twelve months thereafter, you must not engage, participate in or have any ownership interest in any entity that competes with thinkorswim or, following the merger, TD AMERITRADE, in any substantial business or any business that is reasonably expected to become a substantial business of thinkorswim or, following the merger, TD AMERITRADE. If you violate this non-competition provision, your RSUs will be forfeited, any shares already issued to you for vested RSUs must be returned, and any gain recognized by you from the sale of shares issued to you for vested RSUs must be forfeited. (See Section 10 of the Offer to Exchange)

Finally, the tax treatment of the RSUs will differ significantly from the tax treatment of your options. (See Q&A 43 and Section 13 of the Offer to Exchange)

Q24.
When will my RSUs vest?

A24.
The vesting schedule of your current eligible options will no longer apply, and your RSUs will be subject to a new vesting schedule. Consequently, even if you exchange eligible options that were vested or become vested prior to the expiration of the exchange offer, the RSUs granted in exchange for such eligible options will be unvested for a period of three (3) years (except as noted below).

Your RSUs will vest according to the following vesting schedule: one hundred percent (100%) of the RSUs will vest on the third anniversary of the date of grant of the RSUs, unless, following the merger, your employment or service with TD AMERITRADE is terminated without cause (as determined in accordance with the 2001 Plan and your Restricted Stock Unit Agreement). Following the merger, if your employment or service with TD AMERITRADE is terminated without cause, a portion of your RSUs will vest as follows:

  •
  one-third (1/3rd) of the RSUs will vest if you are terminated without cause before the second anniversary of the date of grant of the RSUs; and

  •
  two-thirds (2/3rds) of the RSUs will vest if you are terminated without cause after the second anniversary of the date of grant but prior to the third anniversary of the date of grant.

  Following the merger, if your employment or service with TD AMERITRADE is terminated for cause or you voluntarily terminate your employment or service for any reason, any RSUs that are unvested as of the date of such termination will be immediately forfeited. (See Section 10 of the Offer to Exchange)

Q25.
If all or a portion of my eligible options are vested, why are there additional vesting requirements for the RSUs?

A25.
Two of the principal purposes of thinkorswim's equity programs are to align the interests of our employees and independent contractors with those of our (and following completion of the merger, TD AMERITRADE's) stockholders and to retain the services of these employees and independent contractors. thinkorswim has determined that the vesting schedule described in Q&A 24 strikes an appropriate balance between these two purposes. We believe that new equity awards that will vest over time and have value based on the value of our (and, following the merger, TD AMERITRADE's) stock will foster the retention of our valuable employees and independent contractors and better align the interests of our (and, following the merger, TD AMERITRADE's) employees, independent contractors and stockholders by incentivizing our employees and independent contractors to maximize stockholder value over the long-term. (See Section 1 of the Offer to Exchange)

Duration and Implementation of the Exchange Offer

Q26.
What is the current timeline of the exchange offer?

A26.
The timeline of this exchange offer is currently set to be:

• April 17, 2009:	Exchange offer begins;

• May 14, 2009:	Threshold exercise price is determined (based, in part, on the volume-weighted average price for a share of TD AMERITRADE common stock, rounded to the nearest one-tenth of a cent, as reported on the NASDAQ Global Select Market for such date. This date must be the trading day immediately prior to the effective time of the merger and may change based on the effective time of the merger);
• May 15, 2009:
Exchange offer ends at 5:00 p.m., Eastern Time (the "expiration date"), and RSUs will be granted promptly thereafter but on the same date. This date may change as a result of regulatory review or at thinkorswim's discretion. This will be the date on which the merger is completed.
Q27.
If you extend the exchange offer, how will you notify me?

A27.
If we extend this exchange offer, we will issue a press release or other public announcement, disclosing the length of the extension, the new expiration date of the exchange offer and the approximate number of options tendered up to that point, no later than 9:00 a.m., Eastern Time, on the next U.S. business day following the previously scheduled expiration date. (See Section 15 of the Offer to Exchange)

Q28.
How will you notify me if the exchange offer is changed?

A28.
If we change the exchange offer, we will issue a press release or other public announcement, disclosing the length of the extension, the new expiration date of the exchange offer and the approximate number of options tendered up to that point no later than 9:00 a.m., Eastern Time, on the next U.S. business day following the date on which we change the exchange offer. (See Section 15 of the Offer to Exchange)

Q29.
If I have submitted an election form, can I change my mind and withdraw from the exchange offer?

A29.
Yes. You may change your mind after you have submitted an election form and withdraw from the exchange offer at any time before the expiration date (currently set to be May 15, 2009). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal form that Frank Milano at ICR Inc. receives before the expiration date. The exception to this rule is that if the offer is extended and expires after June 12, 2009, you may change your mind and withdraw your election following the expiration date until such time as we have accepted your properly tendered options. (See Section 5 of the Offer to Exchange)

Q30.
How do I withdraw my election?

A30.
To withdraw your election, you must do the following before the expiration date:

  •
  Properly complete and sign the enclosed withdrawal form; and

  •
  Deliver the properly completed and signed withdrawal form via facsimile, e-mail, registered mail, Federal Express or UPS to:

      Frank Milano
      ICR Inc.
      Carlson Towers
      601 Carlson Parkway, Suite 1050
      Minneapolis, MN 55305
      E-mail:       stockoptions@thinkorswimgroup.com
      Fax: (801) 816-7200.

      Once you have withdrawn from the exchange offer, you may re-tender eligible options only by again following the delivery procedures described in this Offer to Exchange. (See Q&A 18 and Section 4 of the Offer to Exchange)

Q31.
If I have submitted an election form, can I still exercise my eligible options before the exchange is completed?

A31.
Yes. At any time before thinkorswim accepts the tendered eligible options for exchange, you may exercise your eligible options even if you have previously elected to participate in the exchange offer, provided that such exercise complies with the existing terms of your eligible options. By exercising any of your eligible options before the options are accepted for exchange, you will automatically void your election to participate in the exchange offer with respect to the exercised eligible options, and those exercised eligible options will automatically be withdrawn from the exchange offer. You will not need to amend your election form to remove any exercised eligible option.

Q32.
If I properly elect to tender my eligible options, when will my eligible options be canceled and exchanged for RSUs?

A32.
Subject to, and conditioned upon the terms and conditions of this exchange offer, we expect to accept for exchange all eligible options properly tendered and not validly withdrawn promptly following the expiration of the exchange offer but on the same calendar day as the expiration date. Once thinkorswim has accepted eligible options tendered by you, your eligible options will be canceled and you will no longer have any rights under your eligible options. (See Section 6 of the Offer to Exchange)

We will grant new RSUs for eligible options canceled in the exchange promptly following the expiration of the exchange offer but on the same calendar day as the expiration date and immediately prior to the effective time of the merger. Promptly after the exchange, we will provide you with your Restricted Stock Unit Agreement (which will be substantially similar to the form of Restricted Stock Unit Agreement applicable to you and included with this exchange offer) reflecting the RSUs granted to you in exchange for your eligible options tendered in the exchange offer. Following the merger, TD AMERITRADE will provide you with a notice reflecting the number of TD AMERITRADE shares of common stock subject to your RSUs after appropriate adjustments have been made to reflect the assumption of your RSUs by TD AMERITRADE. (See Q&A 41 and Sections 6 and 8 of the Offer to Exchange)

The expiration date (and thus the cancellation date for eligible options accepted for exchange and the grant date for RSUs) is currently set to be May 15, 2009.

Q33.
If I tender my eligible options in the exchange offer, am I giving up my rights to them?

A33.
Yes. Once thinkorswim accepts your tendered eligible options for exchange, those eligible options will be canceled and you will no longer have any rights under them. (See Section 6 of the Offer to Exchange)

Q34.
How will thinkorswim determine whether an option has been properly tendered?

A34.
We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We intend to accept all properly tendered options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election form and we will not incur any liability for failure to give any such notice. (See Section 4 of the Offer to Exchange)

Conditions to the Exchange Offer

Q35.
Are there any conditions to this exchange offer?

A35.
Yes. This exchange offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. In addition to these customary conditions, this exchange offer is also subject to the following conditions:

  •
  Approval by thinkorswim's stockholders of this exchange offer and the amendment to the 2001 Plan to permit the grant of RSUs;

  •
  Satisfaction or waiver of all conditions to the merger, including but not limited to approval of the merger by thinkorswim stockholders, the receipt of all required regulatory approvals (including approval by the Financial Industry Regulatory Authority, the Investment Industry Regulatory Organization of Canada and certain other Canadian securities regulators) and the receipt of legal opinions by thinkorswim and TD AMERITRADE regarding the tax treatment of the merger.

  If the merger is not completed for any reason, the conditions to the offer will not have been satisfied.

Q36.
What if thinkorswim's stockholders do not approve the exchange offer or the amendment to the 2001 Plan?

A36.
If thinkorswim's stockholders do not approve the exchange offer or the amendment to the 2001 Plan, we will terminate this exchange offer and promptly return all tendered eligible options to tendering holders. In this case, your eligible options will remain outstanding in accordance with their original terms. In such a case, if our stockholders approve the merger and the merger does occur, all of your outstanding options, including eligible options, will be assumed by TD AMERITRADE and adjusted in connection with the merger as described in further detail in Q&A 42 and Section 8 of the Offer to Exchange.

Q37.
What if thinkorswim's stockholders do not approve the merger, any of the conditions to the merger are not satisfied or waived or the merger does not occur?

A37.
If thinkorswim's stockholders do not approve the merger, any of the conditions to the merger are not satisfied or waived or the merger does not occur for any reason, this exchange offer will be terminated and your options will remain outstanding in accordance with their terms.

Q38.
Are there additional circumstances under which I would not be granted RSUs even after I have tendered my eligible options?

A38.
Yes. If we are prohibited by applicable laws or regulations from granting RSUs, we will not grant any RSUs. For example, we could become prohibited from granting restricted stock units as a result of changes in the SEC or Nasdaq Global Market rules. We are unaware of any such prohibition at this time, but if the grant is prohibited, we will not grant any RSUs and you will not receive any other benefit for the options you tendered and your eligible options will not be accepted for exchange. (See Section 7 of the Offer to Exchange)

In addition, if, for any reason, you are no longer an eligible individual on the expiration date, you will not receive any RSUs. Instead, you will keep your current eligible options, which will vest and expire in accordance with their terms. Finally, if you hold an option that expires after the commencement of, but before the expiration date of, the exchange offer, that particular option will not be eligible for exchange. As a result, if you hold options that expire before the currently scheduled expiration date or, if we extend the exchange offer such that the expiration date is a later date and you hold options that expire before the rescheduled expiration date, those options will not be eligible for exchange and such options will continue to be governed by their original terms. (See Sections 2 and 3 of the Offer to Exchange)

Q39.
May thinkorswim reject my tendered eligible options for exchange?

A39.
thinkorswim reserves the right to reject any or all tenders of eligible options that thinkorswim determines are not in appropriate form or are unlawful to accept. Otherwise, thinkorswim intends to accept all properly and timely tendered eligible options that are not validly withdrawn. (See Section 4 of the Offer to Exchange)

Impact of the Merger on the Exchange Offer, Eligible Options and RSUs

Q40.
What impact may the merger have on the exchange offer?

A40.
The exchange of eligible options for RSUs will only occur if all conditions to the merger are satisfied or waived. Acceptance by thinkorswim of the eligible options tendered in this exchange offer will occur immediately prior to the effective time of the merger. If the merger were not to be completed for any reason, the conditions to the exchange offer will not be satisfied, and this exchange offer will be terminated and your eligible options will remain outstanding in accordance with their original terms. (See Section 8 of the Offer to Exchange)

Q41.
What impact will the merger have on RSUs issued to me in the exchange offer for my properly tendered eligible options?

A41.
If the merger is completed, all RSUs issued for eligible options exchanged in the exchange offer will be assumed by TD AMERITRADE and will automatically convert at the effective time of the merger into RSUs that will be settled in shares of TD AMERITRADE common stock if and when the vesting conditions are satisfied. The number of shares of TD AMERITRADE common stock subject to each converted RSU will be equal to the product of (a) the number of shares of thinkorswim common stock previously subject to the RSUs, times (b) the conversion ratio (described below), rounded down to the nearest whole share. The TD AMERITRADE RSUs will otherwise continue to be subject to the terms and conditions of the 2001 Plan and the applicable Restricted Stock Unit Agreement, as in effect immediately prior to the completion of the merger.

  The conversion ratio is equal to the sum of (a) 0.3980 plus (b) the number obtained by dividing (i) $3.34 by (ii) the volume-weighted average price for a share of TD AMERITRADE common stock (rounded to the nearest one-tenth of a cent) on the NASDAQ Global Select Market for the trading day immediately prior to the date the merger is completed. After the close of the trading day immediately prior to the date the merger is completed, we will post the conversion ratio. We will also deliver to you (by e-mail or other method) a notification with the conversion ratio. (See Section 8 of the Offer to Exchange)

  Example

  If the volume-weighted average price for a share of TD AMERITRADE common stock (rounded to the nearest one-tenth of a cent) on the NASDAQ Global Select Market for the trading day immediately prior to the effective time of the merger is $14.71:

    •
    The threshold exercise price will be $9.19; and

    •
    The conversion ratio will be 0.625.

    If you hold an option covering 1,000 shares with an exercise price of $8.00 and an option covering 2,000 shares with an exercise price of $13.00, only the option covering 2,000 shares with an exercise price of $13.00 will be eligible for exchange. If you elect to tender the option covering 2,000 shares, on the expiration date, you will receive 833 RSUs. This is equal to 2,000 shares divided by 2.4 (the exchange ratio for an eligible option with an exercise price of $13.00) and rounded down to the nearest whole RSU.

    If the merger is completed, the 833 RSUs granted to you for your cancelled eligible options will be assumed by TD AMERITRADE in connection with the merger and adjusted by the conversion ratio. The number of shares of TD AMERITRADE common stock subject to your assumed RSUs will be 520. This is equal to 833 RSUs multiplied by 0.625 (the conversion ratio) and rounded down to the nearest whole RSU.

Q42.
What impact will the merger have on my eligible options if I elect not to participate in the exchange offer or if my eligible options are not accepted for exchange in this exchange offer?

A42.
If you elect not to participate in the exchange offer or if your eligible options are not accepted for exchange in this exchange offer, your options will be assumed by TD AMERITRADE in the merger and will automatically be converted at the effective time of the merger into options to purchase TD AMERITRADE common stock. Your options will continue to be governed by the terms of the thinkorswim option plans and related grant agreements under which they were granted, except that:

  •
  the number of shares of TD AMERITRADE common stock subject to each converted TD AMERITRADE stock option will be equal to the product, rounded down to the nearest whole share of TD AMERITRADE common stock, of (a) the number of shares of thinkorswim common stock previously subject to the thinkorswim stock option, times (b) the conversion ratio; and

  •
  the exercise price per share of TD AMERITRADE common stock subject to each converted TD AMERITRADE stock option will be equal to the exercise price for each share of thinkorswim common stock previously subject to the thinkorswim stock option divided by the conversion ratio, rounded up to the nearest whole cent.

  (See Section 8 of the Offer to Exchange)

U.S. Federal Income Tax Considerations

Q43.
Will I owe taxes if I participate in the exchange offer?

A43.
If you participate in the exchange offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or when RSUs are granted. However, you normally will have taxable income when shares are issued to you for vested RSUs, at which time TD AMERITRADE typically also will have a tax withholding obligation. The tax withholding obligations, if applicable, will be satisfied by reducing the number of shares issuable for vested RSUs by an amount necessary to satisfy such withholding obligations at the minimum statutory rate. You also may have taxable capital gain when you sell the shares underlying your new options or restricted stock units.

Note that the tax treatment of RSUs differs significantly from the tax treatment of your eligible options. As a result, if you participate in the offer and receive RSUs for exchanged options, your tax liability could be higher than if you had kept your eligible options. (See Section 13 of the Offer to Exchange)

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a resident of or subject to the tax laws in any jurisdiction outside the U.S., you should be aware that there may be additional or different tax and social insurance consequences that may apply to you. If you participate in the offer and are subject to tax or social insurance contributions in Russia or Singapore, please refer to Schedules B and C of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you. (See Schedules B and C)

Additional Questions

Q44.
How should I decide whether or not to exchange my eligible options for RSUs?

A44.
thinkorswim is providing information to assist you in making your own informed decision, but neither thinkorswim nor the thinkorswim board of directors is making any recommendation as to whether you should or should not participate in the exchange offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one for many eligible individuals. The program does carry risk. See "Risk Factors Relating to the Exchange Offer" beginning on page 16 for information regarding some of these risks. There are no guarantees that you ultimately will receive greater value from the RSUs that you will receive in exchange than your eligible options. You should consult your own financial, legal and/or tax advisor for further advice.

We have not authorized anyone other than Frank Milano of ICR Inc. to provide you with additional information about the exchange offer. In evaluating the exchange offer, you should keep in mind that the future performance of thinkorswim (or, following the merger, TD AMERITRADE) common stock will depend upon, among other factors, the future overall economic environment, the performance of the overall stock market and companies in our industry, the performance of our (and, following the merger, TD AMERITRADE's) business and the risks and uncertainties set forth in our and TD AMERITRADE's filings with the SEC.

thinkorswim recommends that you read thinkorswim's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (and any Quarterly Report on Form 10-Q for any quarter thereafter filed prior to the expiration date), as well as TD AMERITRADE's Registration Statement on Form S-4, filed with the SEC on February 10, 2009, as amended, Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and Quarterly Report on Form 10-Q for the quarter ended December 31, 2008 (and any later quarter to the extent a Quarterly Report is filed prior to the expiration date), each of which have been filed with the SEC and are available at www.sec.gov and www.thinkorswim.com or www.amtd.com, as applicable, as well as other documents incorporated by reference in the thinkorswim Tender Offer Statement on Schedule TO of which this Offer to Exchange is a part. Each of these documents is available at no charge from the SEC's website at www.sec.gov or thinkorswim at the following addresses:

thinkorswim Group Inc.
13947 South Minuteman Drive
Draper, Utah 84020
Attention: Investor Relations
 investor.relations@thinkorswimgroup.com

(See Section 18 of the Offer to Exchange)

Q45.
Who should I contact if I have additional questions about the exchange offer, or if I need additional copies of the offer documents?

A45.
For additional information or assistance, you should contact Frank Milano at ICR Inc. by telephone at (612) 333-9099 or e-mail at stockoptions@thinkorswimgroup.com. (See Section 17 of the Offer to Exchange)

 RISK FACTORS RELATING TO THE EXCHANGE OFFER

        Participation in the exchange offer involves a number of potential risks and uncertainties, including those described below. The risks and uncertainties described below highlight the material risks of participating in the exchange offer. You should consider these risks and uncertainties, among other things, and are encouraged to speak with your financial, tax and/or legal advisors as necessary before deciding whether or not to participate in the exchange offer. In addition, thinkorswim urges you to read all of the materials relating to the exchange offer before deciding whether or not to tender your eligible options for exchange.

Valuation Risks

If the price of our common stock (or, following the merger, TD AMERITRADE's common stock) increases after the date on which your eligible options are canceled, your canceled options might be worth more than the RSUs that you receive in exchange for them.

        If the stock price of the shares underlying your options increases after the date that your tendered eligible options are canceled, it is possible that your canceled eligible options might have been worth more than the RSUs that you receive in exchange for them. thinkorswim cannot predict the future market price of thinkorswim or TD AMERITRADE common stock. It is possible that the eligible options that you tender for exchange would have had a greater or lesser value than the RSUs that you receive in the exchange offer.

Your RSUs will not be vested on the grant date of the RSUs and are subject to certain restrictive covenants that apply even after vesting.

        Regardless of the vested status or remaining vesting schedule of the eligible options that you tender, your RSUs will be subject to a new vesting schedule. Following the merger, if you do not remain an employee or independent contractor of TD AMERITRADE through the third anniversary of the date of grant of the RSUs, except in the event of your termination without cause, you will not receive any of the shares subject to any RSUs. Instead your RSUs will expire immediately upon your termination. In addition, you will be subject to a non-solicitation obligation, and certain people will be subject to a non-competition obligation, even after your RSUs have vested, as further described below. As a result, you may not receive the full value from your RSUs.

Tax-Related Risks

Tax effects of RSUs for United States taxpayers.

        If you participate in the exchange offer and receive RSUs for eligible options, you generally will not be required under current U.S. tax law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the grant date of the RSUs. However, you generally will have taxable ordinary income when shares are issued to you for vested RSUs, at which time thinkorswim, or, following the merger, TD AMERITRADE, also will have a tax withholding obligation. The tax withholding obligations, if applicable, will be satisfied by reducing the number of shares issuable for vested RSUs by an amount necessary to satisfy such withholding obligations at the minimum statutory rate. You also may have taxable capital gains when you sell the shares underlying the RSUs. Note that the tax treatment of RSUs differs from the tax treatment of your options and as a result of participating in this offer, your tax liability could be higher than if you had keep your eligible options. Please see Section 13 of the Offer to Exchange for a discussion of the general tax consequences associated with options.

Tax related risks for tax residents of foreign countries.

        If you are subject to tax or social insurance contributions in Russia or Singapore, please refer to Schedules B and C of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you. If you are subject to the tax laws of any other country, you should be aware that there may be other tax and social insurance consequences that may apply to you. You should consult your own tax advisor to discuss these consequences.

        Eligible individuals should consult with their own personal tax advisors as to the tax consequences of their participation in the exchange offer.

Procedural Risks

        You are responsible for properly completing and submitting the election form prior to 5:00 p.m., Eastern Time, on May 15, 2009, the deadline for electing to participate in the exchange offer unless the exchange offer is extended.

        If you wish to tender your eligible options for exchange, you must properly complete and sign the election form in accordance with the applicable instructions for that form. You are responsible for making sure that your initial election form and any subsequent changes to your election form pursuant to which you withdraw or re-tender your eligible options are received by thinkorswim before 5:00 p.m., Eastern Time, on May 15, 2009 unless the exchange offer is extended.

        Your election form and any subsequent changes to your election form must be received by 5:00 p.m., Eastern Time, on May 15, 2009, unless the exchange offer is extended. If we extend the exchange offer, you must complete the process before the extended expiration date of the exchange offer. Any election form not received before the expiration of the exchange offer will be disregarded.

        The delivery of all documents, including election forms and withdrawal forms, is at your risk. thinkorswim has no obligation to confirm the receipt of your election form and/or any withdrawal form. Please be sure to allow for delivery time based on the method of delivery that you choose to ensure that your election form or withdrawal form is received prior to 5:00 p.m., Eastern Time, on May 15, 2009 (or such later date as may apply if this exchange offer is extended). Only responses that are complete, signed, and actually received by Frank Milano at ICR Inc. by the deadline will be accepted. Responses may be submitted only via fax, e-mail, registered mail, Federal Express or UPS. Responses that are received after the deadline or submitted by any other means, including hand delivery, interoffice, or a third party shipping company other than Federal Express or UPS (for example, Airborne Express), will not be accepted.

Business-Related Risks

        In addition to those risks discussed above, we strongly encourage you to read the risk factors outlined in thinkorswim's and TD AMERITRADE's periodic and other reports filed with the SEC, including those in thinkorswim's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which are incorporated by reference herein, and in TD AMERITRADE's Registration Statement on Form S-4, filed with the SEC on February 10, 2009 (as amended), Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and Quarterly Report on Form 10-Q for the quarter ended December 31, 2008. Copies of these reports may be obtained from the places and in the manner described in Section 18 of the Offer to Exchange. Additional risks and uncertainties not presently known to thinkorswim or TD AMERITRADE or that thinkorswim or TD AMERITRADE currently deem immaterial also may impair thinkorswim's or TD AMERITRADE's business operations. If any of these risks actually occur, thinkorswim's or TD AMERITRADE's business could be harmed. In that event, the trading price of thinkorswim and/or TD AMERITRADE common stock could decline.

 THE EXCHANGE OFFER

1.     Purpose of the Exchange Offer

        Like many companies in the financial services industry, thinkorswim's stock price has experienced significant volatility and decline over the past few years. As a result, many thinkorswim employees and independent contractors hold underwater thinkorswim options, which means that the options have exercise prices that are higher than the current market price of our common stock and the per share merger consideration to be calculated and paid by TD AMERITRADE in connection with the merger.

        We have determined that these underwater options may have little value as either an incentive or retention tool and may no longer provide an appropriate balance between our goals for our equity compensation program and thinkorswim's (and, following completion of the merger, TD AMERITRADE's) interest in minimizing the dilution of its stockholders' interests. thinkorswim is making the exchange offer to address these concerns in light of the proposed merger with TD AMERITRADE (as required by the merger agreement). Both TD AMERITRADE and thinkorswim have determined that the exchange offer would benefit the combined company following the merger and believe that the exchange offer will:

  •
  Re-incentivize the eligible individuals who participate in the exchange offer by issuing them RSUs that will vest over a period of time following the exchange if they remain with thinkorswim or, following the merger, with TD AMERITRADE. The RSUs will provide immediate intrinsic value to eligible individuals and, at the same time, the potential for greater value if the price of thinkorswim common stock, or following the merger, the price of TD AMERITRADE common stock, increases. This is the primary purpose of the exchange offer and we believe it will enhance long-term stockholder value by more strongly aligning the interests of thinkorswim's (and, following completion of the merger, TD AMERITRADE's) employees and independent contractors with the interests of our (and, following completion of the merger, TD AMERITRADE's) stockholders. Because the individuals who exchange eligible options generally need to continue to provide services for three years following the completion of the merger to receive any benefit from the restricted stock units, we believe the RSUs will also aid in retaining these individuals without providing them with a windfall.

  •
  Meaningfully reduce thinkorswim's (and, following completion of the merger, TD AMERITRADE's) total number of outstanding equity awards, or overhang, represented by outstanding awards that have high exercise prices and may no longer incentivize their holders to remain as thinkorswim (and, following completion of the merger, TD AMERITRADE) employees and independent contractors. Keeping the eligible options outstanding dilutes the interests of thinkorswim (and, following completion of the merger, TD AMERITRADE) stockholders without providing the benefits intended by an equity compensation program. By replacing the eligible options with a lesser number of RSUs, retention and economic incentives are more cost-effectively provided to thinkorswim employees and independent contractors than by issuing additional equity awards or paying additional cash compensation and potential dilution is decreased. The remaining dilutive effect of the RSUs will reflect an appropriate balance between thinkorswim's goals for its equity compensation program and thinkorswim's (and, following completion of the merger, TD AMERITRADE's) interest in minimizing the dilution of its stockholders' interests.

        Except as otherwise disclosed in this exchange offer or in our SEC filings, including specifically with respect to TD AMERITRADE's acquisition of thinkorswim, we presently have no plans, proposals, or negotiations that relate to or would result in:

  •
  Any extraordinary transaction, such as a merger, reorganization or liquidation, involving thinkorswim;

  •
  Any purchase, sale or transfer of a material amount of our assets;

  •
  Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

  •
  Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

  •
  Any other material change in our corporate structure or business;

  •
  Our common stock being delisted from the Nasdaq Global Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

  •
  Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

  •
  The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

  •
  The acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

  •
  Any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

        Neither we nor our board of directors makes any recommendation as to whether you should accept this exchange offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your financial, legal and/or tax advisors. You must make your own decision about whether to participate in this exchange offer.

2.     Eligibility

        You are an "eligible individual" if:

    •
    you are an employee or independent contractor of thinkorswim or a subsidiary of thinkorswim as of the date of this Offer to Exchange and you remain an employee or independent contractor of thinkorswim or a subsidiary of thinkorswim through the expiration date; and

    •
    you hold eligible options.

        thinkorswim's officers and employee directors are eligible to participate in the exchange offer provided that they are eligible individuals. However, none of our non-employee directors are eligible to participate in the exchange offer. In addition, any thinkorswim employee or independent contractor holding eligible options whose service with thinkorswim terminates for any reason before the date on which exchanged options are canceled and RSUs are granted, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, will not be eligible to participate in the exchange offer and will retain his or her eligible options subject to their existing terms, except as adjusted in connection with the merger as described in further detail in Section 8 of the Offer to Exchange.

        Except as provided by applicable law and/or any employment agreement between you and thinkorswim, your employment with us (or, following the merger, with TD AMERITRADE) will remain "at-will" and can be terminated by you or thinkorswim (or, following the merger, by TD AMERITRADE) at any time, with or without cause or notice. In order to vest in your RSUs, you generally must remain an employee or independent contractor through the relevant vesting date (but see Section 10 for a description of certain circumstances in which a portion of your RSUs may vest due to the termination of your service without cause). Following the merger, if TD AMERITRADE terminates your service with cause or you voluntarily terminate your service for any reason before your RSUs vest in full, your RSUs will expire.

3.     thinkorswim Options Eligible for Exchange in the Exchange Offer

        An eligible option includes each thinkorswim option, whether vested or unvested, that satisfies each of the following conditions:

    •
    The option was granted under the 2001 Plan, the Telescan, Inc. Amended and Restated 1995 Stock Option Plan, the Telescan, Inc. 2000 Stock Option Plan, and the Telescan, Inc. Amended and Restated Stock Option Plan;

    •
    The option was granted with a per share exercise price equal to or greater than the amount that is being paid by TD AMERITRADE in connection with the merger for each share of our common stock. This amount will be equal to the sum of (i) $3.34 plus (ii) the product of (A) 0.3980 times (B) the volume-weighted average price for a share of TD AMERITRADE common stock, rounded to the nearest one-tenth of a cent, as reported on the NASDAQ Global Select Market for the trading day immediately prior to the day the merger occurs (the "threshold exercise price"). The day on which the merger occurs will be the same day as the expiration date;

    •
    The option is held by an eligible individual; and

    •
    The option is outstanding and unexercised at the expiration of the exchange offer.

        Because the threshold exercise price that will determine eligibility will depend on the volume-weighted average price for a share of TD AMERITRADE common stock for the trading day immediately prior to the day on which the merger occurs, thinkorswim will not be able to definitively determine the applicable threshold exercise price until after the market closes on the trading day immediately prior to the date on which the effective time of the merger occurs. To ensure that you will have the information you need to make an informed decision, after the close of the trading day immediately preceding the expiration date, we will issue a press release disclosing the information necessary for you to determine whether your options are eligible, including the threshold exercise price that will determine eligibility. We will also deliver to you by e-mail a notification of these terms. You will have until 5:00 p.m., Eastern Time, on the expiration date (currently set to be May 15, 2009) to make an election by completing and submitting an election form to Frank Milano at ICR Inc. or change any previous elections that you have made by completing and submitting a new election form or a withdrawal form to Frank Milano at ICR Inc.

        Based on the closing price of a share of TD AMERITRADE common stock on April 16, 2009, eligible options would include any outstanding thinkorswim option with an exercise price equal to or greater than $9.95. As of April 16, 2009, thinkorswim options for approximately 5,424,091 shares of thinkorswim common stock were outstanding under the thinkorswim option plans. Of these, options for approximately 2,629,129 shares of thinkorswim common stock, held by 118 eligible individuals, have exercise prices equal to or greater than $9.95.

4.     Procedures for Tendering Eligible Options

  Proper Election to Exchange Option.

        Participation in the exchange offer is completely voluntary. However, if you are an eligible individual and wish to participate in the exchange offer, you must tender all of your eligible options for exchange. You may not tender only a portion of your eligible options. The election form provided to you contains a personal summary of all of the options that you currently hold, including the exercise price per share in effect and the vesting schedule for each option. This summary can be used in conjunction with the threshold exercise price (described in Section 3 above), determined as of the trading day prior to the expiration date, in order to identify which of your options are eligible options.

        If you are an eligible individual, you may tender your eligible options at any time before the expiration date of the exchange offer. The expiration date of the exchange offer is currently scheduled for 5:00 p.m., Eastern Time, on May 15, 2009. If we extend this exchange offer beyond that time, you may tender your eligible options at any time until the extended expiration date of the exchange offer.

        To validly tender your eligible options pursuant to this exchange offer you must be an eligible individual as of the date of the Offer to Exchange and remain an eligible individual as of the expiration of the exchange offer.

        If you wish to tender eligible options for exchange, you must properly complete and sign the accompanying election form and deliver it to us so that we receive it before 5:00 p.m., Eastern Time, on May 15, 2009 (or such later date as may apply if this exchange offer is extended), by one of the following means:

  Via Facsimile
  Frank Milano, Fax No. (801) 816-7200

  Via Electronic Delivery (by PDF or similar imaged document file)
  Scan the completed and signed election form and e-mail it to   stockoptions@thinkorswimgroup.com.

  Via Registered Mail, Federal Express or UPS
  Your signed election form must be received by 5:00 p.m., Eastern Time, on May 15, 2009 and may be sent to the following address:

  Frank Milano
  ICR Inc.
  Carlson Towers
  601 Carlson Parkway, Suite 1050
  Minneapolis, MN 55305

        If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be identified on the election form. You do not need to return your stock option agreement(s) relating to any tendered eligible options. The stock option agreement(s) will be automatically canceled if we accept your eligible options for exchange.

        Your election to participate will become irrevocable after 5:00 p.m., Eastern Time, on May 15, 2009, unless the offer is extended, in which case your election will become irrevocable after the new expiration date. The only exception is that if the offer is extended and expires after June 12, 2009, you may change your mind and withdraw your election following the expiration date until such time as we have accepted your properly tendered options. You may change your mind after you have submitted an election form and withdraw from the exchange offer at any time before the expiration date, as described in Section 5 of the Offer to Exchange. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal form received before the expiration date.

        The delivery of all documents, including election forms and withdrawal forms, is at your risk. thinkorswim has no obligation to confirm the receipt of your election form and/or any withdrawal form. Please be sure to allow for delivery time based on the method of delivery that you choose to ensure that your election form or withdrawal form is received prior to 5:00 p.m., Eastern Time, on May 15, 2009 (or such later date as may apply if this exchange offer is extended). Only responses that are complete, signed, and actually received by Frank Milano at ICR Inc. by the deadline will be accepted. Responses may be submitted only via fax, e-mail, registered mail, Federal Express or UPS following such electronic submission. Responses that are received after the deadline or submitted by any other means, including hand delivery, interoffice, or a third party shipping company other than Federal Express or UPS (for example, Airborne Express), will not be accepted.

        Please note that this is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we intend to accept all properly tendered options promptly after the expiration of this offer.

        Our receipt of your election form is not by itself an acceptance of your options for exchange. However, your completion and submission of the election form operates as your acceptance of the terms and conditions contained in the Offer to Exchange, the election form and the applicable form of Restricted Stock Unit Agreement, in each case as applicable to you.

        For purposes of this exchange offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to eligible individuals generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, e-mail or other form of communication. Options accepted for exchange will be canceled on the expiration date, which is currently set to be May 15, 2009.

         Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects

        thinkorswim will, in its sole discretion, determine the number of options that qualify as eligible options and all questions as to the form of documents and the validity, form, eligibility, time of receipt, and acceptance of any tender of eligible options. Neither thinkorswim nor any other person is obligated to give notice of any defects or irregularities in tenders. No tender of eligible options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering eligible individual or waived by thinkorswim. We reserve the right to reject any election form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to any order or decision by a court or arbitrator of competent jurisdiction, thinkorswim's determination of these matters will be final and binding on all parties.

        thinkorswim will strictly enforce this exchange offer period, subject only to any extension of the expiration date of the exchange offer that it may grant in its sole discretion. Subject to Rule 13e-4 under the Securities Exchange Act of 1934, as amended, thinkorswim reserves the right, in its sole discretion, to waive any of the conditions of this exchange offer or any defect or irregularity in any tender with respect to any particular eligible option, or any particular eligible individual, provided that if we grant any such waiver, it will be granted with respect to all eligible individuals.

         Our Acceptance Constitutes an Agreement

        Your tender of eligible options pursuant to the procedures described in this Offer to Exchange constitutes your acceptance of the terms and conditions of this exchange offer and will be controlling, absolute and final, subject to your withdrawal rights (as described below) and thinkorswim's acceptance of your tendered eligible options as described in 6. thinkorswim's acceptance for exchange of eligible options tendered by you pursuant to this exchange offer will constitute a binding agreement between thinkorswim and you on the terms and subject to the conditions of this exchange offer.

5.     Withdrawal Rights

        If you elect to participate in the exchange offer as to your eligible options and later change your mind, you may withdraw your tendered eligible options, and reject this exchange offer, by following the procedure described in this section. Please note that, just as you may not tender only part of your eligible options, you also may not withdraw your election with respect to only a portion of your eligible options.

        You may withdraw your tendered eligible options at any time before 5:00 p.m., Eastern Time, on May 15, 2009, unless the exchange offer is extended. If thinkorswim extends the exchange offer beyond that time, you may withdraw your tendered eligible options at any time until the extended expiration of the exchange offer. In addition, if the offer, as extended, expires after June 12, 2009, you may change your mind and withdraw your election following the expiration date until such time as we have accepted your properly tendered options

        To validly withdraw tendered options, you must you must do the following before 5:00 p.m., Eastern Time, on May 15, 2009, unless the exchange offer is extended:

    •
    Properly complete and sign the enclosed withdrawal form; and

    •
    Deliver the properly completed and signed withdrawal form via facsimile, e-mail, registered mail, Federal Express or UPS to:

      Frank Milano
      ICR Inc.
      Carlson Towers
      601 Carlson Parkway, Suite 1050
      Minneapolis, MN 55305
      E-mail:       stockoptions@thinkorswimgroup.com
      Fax: (801) 816-7200.

        Except as described in the following sentence, the notice of withdrawal must be signed by the eligible individual who tendered the eligible options to be withdrawn exactly as such eligible individual's name appears on the election form previously submitted. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer's full title and proper evidence of the authority of such person to act in such capacity must be identified on the notice of withdrawal. We have filed a form of the notice of withdrawal as an exhibit to this Offer to Exchange.

        Your tendered eligible options will not be considered withdrawn until we receive your properly completed and signed notice of withdrawal. If you miss the deadline to withdraw your tendered eligible options, your previously tendered eligible options will be canceled and exchanged pursuant to this exchange offer.

        If you properly elect to withdraw from the exchange offer, you may again elect to participate in the exchange offer at any time before the expiration date by following the procedures described in Section 4 of the Offer to Exchange. This new election form must be properly completed, signed and dated after your original election form and after your withdrawal form. Any prior election form will be disregarded.

        Neither thinkorswim nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will anyone incur any liability for failing to give notice of any defects or irregularities. thinkorswim will determine all questions as to the form and validity, including time of receipt, of notices of withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, thinkorswim's determinations of these matters will be final and binding.

        The delivery of all documents, including election forms and withdrawal forms, is at your risk. thinkorswim has no obligation to confirm the receipt of your election form and/or any withdrawal form. Please be sure to allow for delivery time based on the method of delivery that you choose to ensure that your election form or withdrawal form is received prior to 5:00 p.m., Eastern Time, on May 15, 2009 (or such later date as may apply if this exchange offer is extended). Only responses that are complete, signed, and actually received by Frank Milano at ICR Inc. by the deadline will be accepted. Responses may be submitted only via fax, e-mail, registered mail, Federal Express or UPS. Responses that are received after the deadline or submitted by any other means, including hand delivery, interoffice, or a third party shipping company other than Federal Express or UPS (for example, Airborne Express), will not be accepted.

6.     Acceptance of Eligible Options and Issuance of RSUs

        Subject to, and conditioned upon the terms and conditions of this exchange offer, and promptly following the expiration of the offer, thinkorswim intends to accept for exchange all eligible options properly tendered and not validly withdrawn before the expiration date. We will give oral or written notice to the tendering eligible individuals generally of our acceptance for exchange of the options. This notice may be made by press release, e-mail or other method of communication.

        Once thinkorswim has accepted eligible options tendered by you, your eligible options will be canceled and you will no longer have any rights under your eligible options. We will exchange the canceled options for RSUs on the same calendar day as the expiration date and immediately prior to the effective time of the merger.

        Promptly after the exchange, we will provide you with your Restricted Stock Unit Agreement (which will be substantially similar to the form of Restricted Stock Unit Agreement applicable to you and which will be included with this exchange offer) reflecting the number of RSUs granted to you in exchange for your eligible options tendered in the exchange offer. The number of RSUs that you will receive will depend on the number of eligible options you exchange, the exercise price of those options and the following exchange ratios:

If the per share exercise price of an eligible option is:	The exchange ratio would be (eligible options to RSUs):
$9.00 -to- $10.85	2.0 -to- 1
$12.92 -to- $14.73	2.4 -to- 1
$15.69 -to- $16.92	2.7 -to- 1
$23.54	3.7 -to- 1
$25.45 -to- $38.95	10.0 -to- 1

        These exchange ratios are based on the weighted average fair value of the eligible options (using the Black-Scholes model) grouped together based on their exercise price. Setting the exchange ratios in this manner is intended to result in the issuance of RSUs that have a fair value approximately equal to the fair value of the surrendered eligible options they replace.

        The total number of RSUs that a participating individual will receive with respect to a canceled eligible option will be determined by dividing the number of shares subject to the option by the applicable exchange ratio and rounding down to the nearest whole RSU. The exchange ratios will be applied on a grant-by-grant basis based upon the exercise price of such grant.

  Examples

    •
    If you exchange an eligible option covering 1,000 shares with an exercise price of $10.00 per share, on the expiration date, you will receive 500 RSUs in exchange for the surrendered eligible option (1,000 divided by 2.0).

    •
    If you exchange an eligible option covering 1,000 shares with an exercise price of $13.00 per share, on the expiration date, you will receive 416 RSUs in exchange for the surrendered eligible option (1,000 divided by 2.4).

    •
    If you exchange an eligible option covering 1,000 shares with an exercise price of $16.00 per share, on the expiration date, you will receive 370 RSUs in exchange for the surrendered eligible option (1,000 divided by 2.7).

    •
    If you exchange an eligible option covering 1,000 shares with an exercise price of $23.54 per share, on the expiration date, you will receive 270 RSUs in exchange for the surrendered eligible option (1,000 divided by 3.7).

    •
    If you exchange an eligible option covering 1,000 shares with an exercise price of $26.00 per share, on the expiration date, you will receive 100 RSUs in exchange for the surrendered eligible option (1,000 divided by 10.0).

        Please note that, as described in further detail in Section 8 of the Offer to Exchange, RSUs issued in the exchange offer will be assumed by TD AMERITRADE in connection with the merger and adjusted to reflect this assumption. As a result, following the merger, the number of shares subject to your RSUs will be different and will likely be less than the number of shares subject to your RSUs immediately prior to the merger.

        All RSUs will be granted under the 2001 Plan and will be subject to the terms of the Restricted Stock Unit Agreement between you and thinkorswim. The current forms of Restricted Stock Unit Agreement have been filed as exhibits to this Offer to Exchange. The form of Restricted Stock Unit Agreement applicable to you will depend on whether you are subject to the non-competition provision described in Section 10 below. Following the merger, TD AMERITRADE will provide you with a notice reflecting the number of TD AMERITRADE shares of common stock subject to your RSUs after appropriate adjustments have been made to reflect the assumption of your RSUs by TD AMERITRADE. See Section 8 for additional information concerning the impact of the merger on RSUs.

7.     Conditions of this Exchange Offer

        Notwithstanding any other provision of this exchange offer, thinkorswim will not accept any options for exchange or, subject to any applicable rules and regulations of the SEC, issue any RSUs in connection with the exchange offer and may terminate or amend the exchange offer unless, immediately prior to the expiration of the exchange offer:

    •
    the thinkorswim stockholders have approved the exchange offer and an amendment to the 2001 Plan to permit the grant of RSUs, in accordance with applicable federal, state and local laws and regulations, including without limitation the rules and regulations promulgated by self-regulatory organizations and stock exchanges,

    •
    no order, decree or injunction by any court or other governmental entity or other law that prohibits or makes illegal completion of the transactions contemplated by the exchange offer is in effect, and

    •
    all of the conditions of the merger set forth in the merger agreement are satisfied or waived and the merger is completed. These conditions are described in the Registration Statement on Form S-4 filed by TD AMERITRADE on February 10, 2009, as subsequently amended and supplemented, under "The Merger Agreement—Conditions to Complete the Merger" and are incorporated herein by reference.

        Acceptance by thinkorswim of the eligible options tendered in this exchange offer will occur only immediately prior to the effective time of the merger. If the merger were not to be completed for any reason or the merger agreement is terminated for any reason, the conditions to this exchange offer will not have been satisfied, this exchange offer will be terminated and your eligible options will remain outstanding in accordance with their original terms.

        Further, if thinkorswim's stockholders do not approve the exchange offer or the amendment to the 2001 Plan, we will terminate this exchange offer and promptly return all tendered eligible options to tendering holders. In this case, your eligible options will remain outstanding in accordance with their original terms. If our stockholders approve the merger and the merger does occur, your eligible options will be assumed by TD AMERITRADE and adjusted in connection with the merger as described in further detail in Section 8 of the Offer to Exchange.

        Finally, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date the exchange offer begins, and before the expiration date, (1) we are prohibited by applicable securities laws from giving effect to the exchange offer; (2) any event or events occur that have resulted or are reasonably likely to result, as determined in our reasonable judgment, in a material adverse change in our business or financial condition; or (3) any event or events occur that have resulted or are reasonably likely to result, as determined in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us, as described in further detail in Section 1 of the Offer to Exchange.

8.     Impact of the Merger on the Exchange Offer, Eligible Options and RSUs

        The exchange of eligible options for RSUs will only occur if all conditions to the merger are satisfied or waived and the merger is completed. If the merger is completed, all RSUs issued for eligible options exchanged in the exchange offer will be assumed by TD AMERITRADE and will automatically convert at the effective time of the merger into RSUs that will be settled in shares of TD AMERITRADE common stock if and when the vesting conditions are satisfied. The number of shares of TD AMERITRADE common stock subject to each converted RSU will be equal to the product of (a) the number of shares of thinkorswim common stock previously subject to the RSUs, times (b) the conversion ratio (described further below), rounded down to the nearest whole share. The TD AMERITRADE RSUs will otherwise continue to be subject to the terms and conditions of the 2001 Plan and the applicable Restricted Stock Unit Agreement, as in effect immediately prior to the completion of the merger.

        The conversion ratio is equal to the sum of (a) 0.3980 plus (b) the number obtained by dividing (i) $3.34 by (ii) the volume-weighted average price for a share of TD AMERITRADE common stock (rounded to the nearest one-tenth of a cent) on the NASDAQ Global Select Market for the trading day immediately prior to the date the merger is completed. After the close of the trading day immediately prior to the date the merger is completed, we will post the conversion ratio. We will also deliver to you (by e-mail or other method) a notification with the conversion ratio.

        If you elect not to participate in the exchange offer or if your eligible options are not accepted for exchange in this exchange offer, your options will be assumed by TD AMERITRADE in the merger and will automatically be converted at the effective time of the merger into options to purchase TD AMERITRADE common stock. Your options will continue to be governed by the terms of the thinkorswim option plans and related grant agreements under which they were granted, except that:

    •
    the number of shares of TD AMERITRADE common stock subject to each converted TD AMERITRADE stock option will be equal to the product, rounded down to the nearest whole share of TD AMERITRADE common stock, of (a) the number of shares of thinkorswim common stock previously subject to the thinkorswim stock option, times (b) the conversion ratio; and

    •
    the exercise price per share of TD AMERITRADE common stock subject to each converted TD AMERITRADE stock option will be equal to the exercise price for each share of thinkorswim common stock previously subject to the thinkorswim stock option divided by the conversion ratio, rounded up to the nearest whole cent.

9.     Price Range of thinkorswim and TD AMERITRADE Common Stock

        The eligible options give eligible individuals the right to acquire shares of our common stock. None of the eligible options are traded on any trading market. thinkorswim's common stock trades on the NASDAQ Global Market under the symbol "SWIM". The following table sets forth the high and low sales prices of shares of thinkorswim common stock as reported on the NASDAQ Global Market during the periods indicated. As options and RSUs outstanding immediately prior to the effective time will be assumed by TD AMERITRADE in the merger, we have also included the high and low sales prices of shares of TD AMERITRADE's common stock as reported on the NASDAQ Global Select Market during the periods indicated. TD AMERITRADE's common stock trades on the NASDAQ Global Select Market under the symbol "AMTD".

	thinkorswim Common Stock		TD AMERITRADE Common Stock
	High	Low	High	Low
2007
Quarter ended March 31	17.49	12.71	18.67	14.80
Quarter ended June 30	16.05	9.74	21.31	14.67
Quarter ended September 30	14.41	9.29	20.94	13.82
Quarter ended December 31	18.23	12.01	21.13	17.15
2008
Quarter ended March 31	17.77	9.29	20.64	15.06
Quarter ended June 30	12.53	6.90	19.68	16.50
Quarter ended September 30	10.91	6.41	23.49	16.00
Quarter ended December 31	9.45	4.63	18.43	9.34
2009
Quarter ended March 31	9.06	5.48	14.88	10.09
Quarter ending June 30 (through April 16, 2009)	9.87	8.43	16.74	13.23

On April 16, 2009, the last reported sale price of our common stock, as reported on the NASDAQ Global Market, and TD AMERITRADE's common stock, as reported on the NASDAQ Global Select Market, was $9.84 per share and $16.61 per share, respectively.

10.   Source and Amount of Consideration; Terms of RSUs

  Consideration

        We will issue RSUs in exchange for eligible options properly elected to be exchanged by you and accepted by us for such exchange. RSUs are equity awards under which thinkorswim (and, following the merger, TD AMERITRADE) promises to issue common stock in the future, provided the vesting criteria are satisfied. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive RSUs based on the exercise price of your exchanged options as described in Section 6 of this Offer to Exchange. Fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis. You do not have to make any cash payment to thinkorswim (or, following the merger, TD AMERITRADE) to receive your RSUs or the common stock upon vesting.

        The threshold exercise price that will determine whether an option will be eligible for tender in this exchange offer will not be known until the close of the trading day immediately preceding the expiration date. However, based on the closing price of a share of TD AMERITRADE common stock on April 16, 2009, eligible options would include any outstanding thinkorswim option with an exercise price equal to or greater than $9.95 (or a total of 2,629,129 options). Assuming that these options are in fact eligible based on the threshold exercise price and we receive and accept tenders from eligible individuals of all options eligible to be tendered subject to the terms and conditions of this offer, we will grant RSUs covering a total of approximately 882,142 shares of our common stock, or approximately 1.32% of the total shares of our common stock outstanding as of April 16, 2009.

  Terms of RSUs Granted in Connection with the Exchange Offer

        RSUs will be granted under the 2001 Plan and will be subject to a Restricted Stock Unit Agreement between you and thinkorswim. The forms of Restricted Stock Unit Agreement have been filed as exhibits to this Offer to Exchange and are available on the SEC's website at www.sec.gov. The form of Restricted Stock Unit Agreement applicable to you will depend on whether you are subject to the non-competition provision described below.

        RSUs are a different type of equity award than stock options and therefore, the terms and conditions of the RSUs will vary from the terms and conditions of the options that you tendered for exchange. If you elect to participate in the exchange offer, the RSUs that you receive will cover a lesser number of shares of our common stock than is currently covered by your eligible options. In addition, the vesting schedule of your RSUs will be different from the vesting schedule of your exchanged options. Specifically, your RSUs will vest according to the following vesting schedule: one hundred percent (100%) of the RSUs will vest on the third anniversary of the date of grant of the RSUs, unless, following the merger, your employment or service with TD AMERITRADE is terminated without cause (as determined in accordance with the 2001 Plan and your Restricted Stock Unit Agreement). Following the merger, if your employment or service with TD AMERITRADE is terminated without cause, a portion of your RSUs will vest as follows:

    •
    one-third (1/3rd) of the RSUs will vest if your services are terminated without cause before the second anniversary of the date of grant of the RSUs; and

    •
    two-thirds (2/3rds) of the RSUs will vest if your services are terminated without cause after the second anniversary of the date of grant but prior to the third anniversary of the date of grant.

        Following the merger, if your employment or service with TD AMERITRADE is terminated for cause or you voluntarily terminate your employment or service for any reason, any RSUs that are unvested as of the date of such termination will be immediately forfeited.

        Finally, the receipt of any shares pursuant to your RSUs will be subject to your compliance with a non-solicitation provision set forth in Section 11 of your Restricted Stock Unit Agreement. In general, during your employment or service with thinkorswim or, following the merger, TD AMERITRADE, and for twelve months thereafter, you must not solicit any employee of thinkorswim or, following the merger, TD AMERITRADE, for employment with any other employer or any client of thinkorswim or, following the merger, TD AMERITRADE, to cease or reduce its business relationship with thinkorswim or, following the merger, TD AMERITRADE.

        If you are one of a select group of management identified by the Company in the personal summary provided to you with the election form, the receipt of any shares pursuant to your RSUs will also be subject to your compliance with a non-competition provision set forth in Section 11 of your Restricted Stock Unit Agreement. If you are subject to this non-competition provision, then, during your employment or service with thinkorswim or, following the merger, TD AMERITRADE, and for twelve months thereafter, you must not engage, participate in or have any ownership interest in any entity that competes with thinkorswim or, following the merger, TD AMERITRADE, in any substantial business or any business that is reasonably expected to become a substantial business of thinkorswim or, following the merger, TD AMERITRADE. If you violate this non-competition provision, your

RSUs will be forfeited, any shares already issued to you for vested RSUs must be returned, and any gain recognized by you from the sale of shares issued to you for vested RSUs must be forfeited.

  Summary of the Second Amended and Restated 2001 Stock Option Plan

        The following description summarizes the material terms of the 2001 Plan. Our statements in this Offer to Exchange concerning the 2001 Plan and the RSUs are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the 2001 Plan and the forms of Restricted Stock Unit Agreement, which have been filed as exhibits to this Offer to Exchange and are available on the SEC's website at www.sec.gov. Please contact Investor Relations to receive copies of the 2001 Plan and the forms of Restricted Stock Unit Agreement thereunder. We will promptly furnish to you copies of these documents upon request at our expense.

        Purpose.    The purpose of thinkorswim's 2001 Plan is to further the interests of thinkorswim, its subsidiaries and its stockholders by providing incentives in the form of stock options to key employees, consultants and non-employee directors who contribute to the success and profitability of thinkorswim and its subsidiaries. The 2001 Plan provides for the grant to employees, consultants and non-employee directors of thinkorswim (or its subsidiaries) of options to purchase shares of thinkorswim common stock. Subject to thinkorswim stockholders approving the amendment to the 2001 Plan, the 2001 Plan will also provide for the grant to employees, consultants and non-employee directors of thinkorswim (or its subsidiaries) of awards of RSUs. The 2001 Plan is administered by the compensation committee of the board of directors of thinkorswim, referred to as the compensation committee, which has complete discretion to select the individuals who will receive awards of thinkorswim options or RSUs and to establish the terms and conditions of each thinkorswim option or award of RSUs, subject to the provisions of the 2001 Plan. Options granted under the 2001 Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, referred to as the Code, or nonstatutory stock options.

        Shares Subject to the 2001 Plan.    Currently, a total of 12,000,000 shares of thinkorswim common stock have been reserved for issuance under the 2001 Plan, subject to adjustment as set forth therein. The maximum number of shares underlying awards to an individual in any calendar year may not exceed 2,000,000, subject to adjustment as set forth in the plan. If any thinkorswim option or RSU granted under the 2001 Plan expires or terminates for any reason without having been exercised or settled in full, then the unpurchased or forfeited shares subject to that option or RSU will once again be available for additional grants of thinkorswim options or RSUs. As of April 16, 2009, options to acquire 8,961,181 shares of thinkorswim common stock had been granted under the 2001 Plan at exercise prices ranging from $0.18 to $23.535 per share, or a weighted average per share exercise price of $6.94 per share. As of April 16, 2009, options to acquire 5,155,645 shares of thinkorswim common stock were outstanding at exercise prices ranging from $0.20 to $23.535 per share, or a weighted average per share exercise price of $10.54 per share.

        Proportionate adjustments may be made to the number, class and/or kind of shares for which thinkorswim options or RSUs are authorized to be granted under the 2001 Plan, the number, class or kind of shares then subject to thinkorswim options or RSUs previously granted under the 2001 Plan, the price per share payable upon exercise of each thinkorswim option outstanding under the 2001 Plan and/or any other affected term of an option or RSU, in the discretion of thinkorswim's board of directors, in the event of any reclassification, recapitalization, stock dividend, stock split, combination or exchange of shares, rights offering, or other similar transaction or event. To the extent deemed equitable and appropriate by thinkorswim's board of directors, and subject to any required stockholder action, any thinkorswim option or RSU granted under the 2001 Plan will pertain to the securities and other property to which a holder of the number of shares of thinkorswim common stock covered by the option or RSU would have been entitled to receive in connection with such event.

        Stock Option Terms.    thinkorswim options granted under the 2001 Plan may not be exercised more than ten years after the date of grant and the compensation committee may set a shorter option period. thinkorswim options may be granted under the 2001 Plan only until December 3, 2011.

        If an optionee ceases continuous service for thinkorswim for cause, all thinkorswim options held by the optionee shall lapse immediately following the last day that the optionee is employed by thinkorswim or the effective date of the termination of his services to thinkorswim. If an optionee ceases continuous service for thinkorswim for any reason other than cause, death, disability, or retirement on or after the age of sixty-five of the optionee, all thinkorswim options held by the optionee will lapse at the earlier of the end of the option period or ten days following the last day that the optionee is employed by thinkorswim or the effective date of the termination of his services to thinkorswim; provided, however, the thinkorswim options may be exercised only as to those shares that have vested as of the termination date. In the case of death of the optionee, the beneficiaries designated by the optionee shall have one year from the optionee's death or to the end of the option period, whichever is earlier, to exercise the thinkorswim option; provided, however, the thinkorswim option may be exercised only as to those shares that have vested at the time the optionee died. If the optionee retires on or after attaining age sixty-five, the thinkorswim option shall lapse at the earlier of the end of the option period or three months after the date of retirement; provided, however, the thinkorswim option may be exercised only as to those shares that have vested on the retirement date. In the event of termination of continuous service due to total and permanent disability (within the meaning of Section 422 of the Code), the thinkorswim option shall lapse at the earlier of the end of the option period or twelve months after the date of such termination; provided, however, the thinkorswim option may be exercised only as to those shares that have vested at the time the optionee became disabled.

        The exercise price of incentive stock options may not be less than 100% of the fair market value of thinkorswim common stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of thinkorswim). The Code currently limits to $100,000 the aggregate value of thinkorswim common stock for which incentive stock options may first become exercisable in any calendar year under the 2001 Plan or any other option plan adopted by thinkorswim. Nonstatutory stock options may be granted under the 2001 Plan at an exercise price of not less than the fair market value of thinkorswim common stock on the date of grant. The maximum number of shares with respect to which thinkorswim options (incentive or nonstatutory) may be granted each calendar year to an optionee is 2,000,000. Unless otherwise provided by the compensation committee, a thinkorswim option granted under the 2001 Plan vests as to one-quarter of the total number of shares covered by the option during each twelve-month period commencing twelve months after the date of grant of the thinkorswim option. thinkorswim's board of directors, may in its discretion and subject to applicable law, provide for the exercise of thinkorswim options either as to an increased percentage of shares per year or as to all remaining shares.

        Restricted Stock Unit Terms.    Awards of RSUs represent unfunded rights to receive one share of thinkorswim common stock or the equivalent value in cash or a combination of shares and cash when the award vests in accordance with terms and conditions established by the compensation committee. The compensation committee determines the number of RSUs to be granted to any employee or non-employee director. In determining whether an award of RSUs should be made, and/or the vesting schedule for any such award, the compensation committee may impose whatever conditions to vesting it determines to be appropriate. The number of RSUs paid out to the employee or non-employee director will depend on the extent to which the vesting criteria are met. Upon satisfying the applicable vesting criteria, the employee or non-employee director shall be entitled to the payout specified in their Restricted Stock Unit Agreement. Notwithstanding the foregoing, at any time after the grant of RSUs, the compensation committee may reduce or waive any vesting criteria that must be met to receive a payout.

        Transferability.    A thinkorswim option or award of RSUs granted under the 2001 Plan is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and may be exercised (if applicable) during the lifetime of a participant only by him or her. The compensation committee may grant thinkorswim options and awards of RSUs that are transferable, without payment of consideration, to immediate family members of a participant or to trusts or partnerships for such family members. The compensation committee may also amend outstanding thinkorswim options or awards of RSUs to provide for such transferability.

        Amendment of the 2001 Plan.    The compensation committee may amend the 2001 Plan or condition or modify thinkorswim options or RSUs awarded under the 2001 Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations applicable to the 2001 Plan or to comply with stock exchange rules or requirements without approval of the thinkorswim stockholders. The compensation committee may, from time to time, terminate or modify the 2001 Plan in any respect; provided, however, that, any amendment, whether with or without the approval of the thinkorswim stockholders, that alters the terms or provisions of a thinkorswim option or award of RSUs granted before the amendment (unless the alteration is expressly permitted under the 2001 Plan) will be effective only with the consent of the participant to whom the thinkorswim option or award of RSUs was granted.

  U.S. Federal Income Tax Consequences

        You should refer to Section 13 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the RSUs and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

11.   Interests of Directors and Officers; Transactions and Arrangements Concerning the Options

        thinkorswim executive officers and employee directors have an interest in the exchange offer because they are eligible to receive awards of RSUs under the 2001 Plan in exchange for their eligible options, provided that they otherwise satisfy the terms and conditions of the exchange offer. Our non-employee directors do not have an interest in the exchange offer as they are not eligible to participate in the exchange offer.

        The following table sets forth (i) the total number of shares of thinkorswim common stock subject to options outstanding, under all of thinkorswim's option plans, to the listed persons and groups; (ii) the weighted average per share exercise price of such thinkorswim options; (iii) the total number of shares of thinkorswim common stock subject to eligible options outstanding under all of thinkorswim's option plans; and (iv) the weighted average per share exercise price of such eligible options. The last reported trade price for shares of thinkorswim common stock on April 16, 2009, was $9.84.

Name of Individual or Group	Number of Securities Underlying Outstanding thinkorswim Options (#)	Weighted Average Per Share Exercise Price of Outstanding thinkorswim Options ($)	Number of Securities Underlying Underwater, Outstanding thinkorswim Options* (#)	Weighted Average Per Share Exercise Price of Underwater, Outstanding thinkorswim Options* ($)
Lee Barba, Chairman of the Board and Chief Executive Officer	2,146,577	2.53	155,950	13.75
Ida Kane, Senior Vice President and Chief Financial Officer	150,000	6.04	30,000	13.76
Paul Helbling, Senior Vice President, Chief Administrative Officer and Secretary	314,627	2.84	31,840	19.95
Tom Sosnoff, President, thinkorswim Holdings Inc. and Director	492,782	19.19	492,782	19.19
Scott Sheridan, Executive Vice President, thinkorswim Holdings Inc and Director	492,781	19.19	492,781	19.19
Peter Santori, Senior Vice President and General Counsel/Chief Legal Officer	15,000	8.11	——	——
Hans von Meiss, Director	26,550	4.22	3,550	13.75
Douglas T. Tansill, Director	11,050	7.93	3,550	13.75
F. Warren McFarlan, Director	18,550	5.95	3,550	13.75
Lisa Polsky, Director	3,550	15.06	3,550	15.06
All executive officers as a group	3,611,767	7.27	1,203,353	18.37
All directors who are not executive officers as a group	59,700	6.09	14,200	14.08
All employees who are not executive officers as a group	1,752,624	16.63	1,425,776	18.97

*
Based on $9.95, the threshold exercise price calculated using the closing sale price of TD AMERITRADE's common stock on April 16, 2009. However, the threshold exercise price that will determine eligibility will not be known until the close of the trading day immediately preceding the expiration date as the threshold exercise price is based in part on the volume-weighted average price for a share of TD AMERITRADE common stock, rounded to the nearest tenth of a cent, as reported on the NASDAQ Global Select Market for the trading day immediately prior to the day on which the effective time of the merger occurs.

        During the sixty (60) day period prior to the date of this Offer to Exchange, neither thinkorswim nor, to the best of our knowledge, our directors, executive officers or affiliates, were engaged in transactions involving options to purchase our common stock or restricted stock units, or in transactions involving our common stock, except as follows:

    •
    Scott Sheridan and the Scott Sheridan Trust received an aggregate of 58,793 shares of our common stock on February 15, 2009;

    •
    Tom Sosnoff received 58,793 shares of our common stock on February 15, 2009;

    •
    Lee Barba sold 175,000 shares of our common stock on March 17, 2009.

12.   Legal Matters; Regulatory Approvals

        We are not aware of any material pending or threatened legal actions or proceedings relating to the exchange offer, although, as described in the proxy statement/prospectus contained in the Registration Statement filed by TD AMERITRADE on Form S-4, there are a number of pending lawsuits challenging the merger. If these lawsuits were to succeed in preventing the merger, then the exchange offer would not occur. We are not aware of any margin requirements or antitrust laws applicable to this exchange offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the exchange of eligible options and issuance of the RSUs as contemplated by this exchange offer or of any approval or other action by any government or governmental, administrative, or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of the RSUs as contemplated herein. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. thinkorswim's obligation under this exchange offer to accept tendered eligible options for exchange and to issue the RSUs for your eligible options would be subject to obtaining any such governmental approval.

13.   Material U.S. Federal Income Tax Consequences

        The following paragraphs are a summary of the material United States federal income tax consequences associated with thinkorswim options granted under the thinkorswim option plans, RSUs granted under the 2001 Plan and the exchange of thinkorswim options for RSUs. The summary is based on the existing United States Internal Revenue Code (the "Code"), its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. The summary does not purport to be complete and does not discuss the tax consequences upon a plan participant's death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular plan participant may vary based on individual circumstances.

         We recommend that you consult your tax advisor with respect to the foreign, federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

        Eligible individuals who exchange outstanding options for RSUs generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange. So that you are able to compare the tax consequences of RSUs to that of your eligible options, we have included the following summaries of the tax consequences generally applicable to nonstatutory stock options, incentive stock options and RSUs under U.S. federal tax law.

        Nonstatutory Stock Options.    No taxable income is recognized when a nonstatutory stock option is granted to a plan participant. Upon exercise, the plan participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock subject to the option on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the shares of common stock is capital gain or loss.

        Incentive Stock Options.    No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the plan participant exercises the thinkorswim option and then later sells or otherwise disposes of the shares of thinkorswim common stock more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the plan participant exercises the thinkorswim option and then later sells or otherwise disposes of the shares of thinkorswim common stock before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares of thinkorswim common stock on the exercise date (or the sale price, if less) minus the exercise price of the thinkorswim option. Any additional gain or loss will be capital gain or loss.

        Restricted Stock Units.    A plan participant generally will not have taxable income upon grant of RSUs. Instead, the plan participant will recognize ordinary income when shares are issued for vested RSUs equal to the fair market value of the shares at that time minus any amount paid for the shares.

        Section 409A.    Section 409A of the Code provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual's deferral and distribution elections and permissible distribution events. Options and RSUs granted under the 2001 Plan with a deferral feature must comply with the requirements of Section 409A of the Code. If a thinkorswim option or RSU is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that option or RSU, as the case may be, may recognize ordinary income on the amounts deferred under the option or RSU, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an option or RSU that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest. In accordance with the merger agreement between thinkorswim and TD AMERITRADE, the RSUs to be issued in the exchange offer are intended to be exempt from Section 409A.

        Tax Effect for thinkorswim.    thinkorswim generally will be entitled to a tax deduction in connection with an award of a thinkorswim option or RSU under the 2001 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to thinkorswim's chief executive officer and other "covered employees" as determined under Section 162(m) of the Code and applicable guidance.

        The discussion of United States federal income tax consequences contained in this Offer to Exchange is not intended to constitute a complete description of all tax consequences relating to the exchange offer. In particular, no information is provided with respect to the tax consequences of the exchange offer under applicable state, local or non-United States laws or under estate, gift, excise or other non-income tax laws. The tax consequences of the exchange offer to a holder of the Eligible Options will depend upon the facts of a holder's particular situation. Because individual circumstances may differ, holders of Eligible Options are urged to consult with their own tax advisor regarding the applicability of the rules discussed herein and the particular tax effects of the exchange offer, including the application of state, local and foreign tax laws.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FOREIGN AND U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER.

14.   Accounting Treatment of thinkorswim RSUs in the Exchange Offer

        As of the beginning of thinkorswim's 2006 fiscal year, thinkorswim has adopted the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or SFAS 123(R), on accounting for share-based payments. Under SFAS 123(R), thinkorswim will recognize incremental compensation cost, if any, of the RSUs granted in the exchange offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each award of RSUs granted to employees in exchange for surrendered eligible options, measured as of the date the

RSUs are granted, over the fair value of the eligible options surrendered in exchange for the RSUs, measured immediately prior to the exchange.

        As noted above, the manner in which the exchange ratios for the exchange offer have been set is intended to result in the issuance of RSUs that have a fair value approximately equal to the fair value of the exchanged eligible options they replace. However, because the RSU awards will be unvested, TD AMERITRADE will recognize compensation expense for the fair value of the RSUs over the vesting period following completion of the merger.

        thinkorswim already is recognizing compensation expense relating to the eligible options, even though it does not fully provide the intended incentive and retention benefits because they are underwater. The exchange offer will allow thinkorswim (and, following completion of the merger, TD AMERITRADE) to recapture value from these compensation costs by replacing the eligible options with RSUs that will provide current and future incentive and retention benefits.

        In the event that any of the RSUs are forfeited prior to their vesting due to termination of service, the compensation cost for the forfeited RSUs will not be recognized.

15.   Extension of the Exchange Offer; Termination; Amendment

        thinkorswim expressly reserves the right, in its discretion, at any time and from time to time to extend the period of time during which the exchange offer is open and thereby delay the acceptance of any eligible options for exchange by giving notice of such extension to the tendering eligible individuals and making a public announcement thereof in accordance with the applicable requirements of the SEC. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release or other public announcement, disclosing the length of the extension, the new expiration date of the exchange offer and the approximate number of options tendered up to that point, no later than 9:00 a.m., Eastern Time, on the U.S. business day following the previously scheduled expiration date.

        thinkorswim also expressly reserves the right, in its reasonable judgment, at any time before the expiration date, to terminate or amend the exchange offer and to postpone our acceptance of any tendered eligible options for exchange, by giving written or electronic notice of such termination or postponement to the tendering eligible individuals and making a public announcement thereof. thinkorswim's reservation of the right to delay its acceptance of the tendered eligible options for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act of 1934 as amended, which requires that thinkorswim must pay the consideration offered or return the tendered eligible options promptly after termination or withdrawal of the exchange offer.

        As long as thinkorswim complies with applicable law, thinkorswim reserves the right, in its discretion, to amend the exchange offer in any respect, including decreasing or increasing the amount of consideration given in exchange for or by changing the number or type of eligible options to be exchanged in the exchange offer. If thinkorswim extends the length of time during which the exchange offer is open, such extension will be publicly announced no later than 9:00 a.m., Eastern Time, on the next U.S. business day after the last previously scheduled or announced time for expiration of the exchange offer. Any amendment will be disseminated promptly to eligible individuals in a manner reasonably designed to inform eligible individuals of such change. Without limiting the manner in which thinkorswim may choose to disseminate any amendment, except as required by law, thinkorswim has no obligation to publish, advertise or otherwise communicate any amendment to the exchange offer other than to eligible individuals.

        If thinkorswim materially changes the terms of the exchange offer or the information about the exchange offer, or if thinkorswim waives a material condition of the exchange offer, thinkorswim will extend the exchange offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the

Exchange Act. Under these rules, the minimum period the exchange offer must remain open following material changes in the terms of the exchange offer or information about the exchange offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. If thinkorswim decides to take any of the following actions, it will publish notice of the action and the exchange offer shall be extended for at least ten (10) U.S. business days from the date of such notice is published or sent to eligible individuals:

  •
  increase or decrease in the exchange ratio for your eligible options; or

  •
  increase the number of options eligible for tender in the exchange offer by an amount that exceeds 2% of the shares of thinkorswim common stock issuable upon exercise of the eligible options for tender in the exchange offer immediately before the increase.

        If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and, if necessary, we will extend the offer period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

        For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

16.   Fees and Expenses; Source of Funds

        thinkorswim will not pay any fees or commissions to any broker, dealer or other person for soliciting submissions of eligible options for exchange pursuant to the exchange offer. The consideration for the eligible options tendered in the exchange offer shall be thinkorswim RSUs, which will be assumed by TD AMERITRADE in connection with the merger and converted into RSUs that will be settled in shares of TD AMERITRADE common stock if and when the vesting conditions are satisfied.

17.   Information about thinkorswim and TD AMERITRADE

thinkorswim Group Inc.

        thinkorswim, a Delaware corporation, offers market-leading investor education and brokerage and related financial products and services for self-directed investors. The investor education segment offers a full range of investor education products and services that provide lifelong learning covering a broad range of financial products, including equity securities, options, fixed income, index products, futures, other derivatives and foreign exchange. The brokerage segment is a leading online brokerage and provider of related technology-based financial services to self-directed options traders and retail investors. The online brokerage segment offers a broad range of products including equity securities, index products, exchange traded options, futures, mutual funds, bonds and foreign exchange. thinkorswim also provides unique scalable software, desktop, mobile and wireless front-end trading platforms that allow its customers to trade electronically and to implement complex multi-leg options strategies with single clicks. thinkorswim common stock is traded on the NASDAQ Global Market under the symbol "SWIM." The principal executive offices of thinkorswim are located at 45 Rockefeller Plaza, Suite 2012, New York, New York and its telephone number is (801) 816-6918. Additional information about thinkorswim and its subsidiaries is included in documents incorporated by reference in this Offering Memorandum. See "Additional Information" below.

TD AMERITRADE Holding Corporation

        TD AMERITRADE, a Delaware corporation, was established in 1971 as a local investment banking firm and began operations as a retail discount securities brokerage firm in 1975. TD AMERITRADE is a leading provider of securities brokerage services and technology-based financial services to retail investors and business partners, predominantly through the Internet, a national branch network and relationships with one of the largest groups of independent registered investment advisors. TD AMERITRADE common stock is traded on the NASDAQ Global Select Market under the symbol "AMTD." The principal executive offices of TD AMERITRADE are located at 4211 South 102nd Street, Omaha, Nebraska 68127, and its telephone number is (402) 331-7856. Additional information about TD AMERITRADE and its subsidiaries is included in documents incorporated by reference in this Offering Memorandum. See "Additional Information" below.

18.   Additional Information

        thinkorswim has filed with the SEC a Tender Offer Statement on Schedule TO, of which this document is a part, with respect to the exchange offer. This document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the materials listed below that that have been filed with the SEC before making a decision on whether to tender your eligible options for exchange. The rules of the SEC allow us to "incorporate by reference" information into this Offer to Exchange, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This Offer to Exchange incorporates by reference the documents listed below, including the financial statements and the notes related thereto contained in those documents that have been previously filed with the SEC. These documents contain important information about us.

  (i)
  TD AMERITRADE's Registration Statement on Form S-4, filed with the SEC on February 10, 2009, and all amendments to such Registration Statement;

  (ii)
  thinkorswim's Annual Report on Form 10-K for our fiscal year ended December 31, 2008, filed with the SEC on March 17, 2009;

  (iii)
  thinkorswim's Registration Statement on Form S-8, filed with the SEC on November 20, 2008;

  (iv)
  thinkorswim's Registration Statement on Form S-8, filed with the SEC on August 18, 2004;

  (v)
  thinkorswim's Registration Statement on Form S-8, filed with the SEC on December 13, 2001;

  (vi)
  all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by thinkorswim's Annual Report referred to in (ii) above; and

  (vii)
  the description of thinkorswim common stock included in its registration statement on Form 8-A, which was filed with the SEC on May 22, 2006, including any amendments or reports we file for the purpose of updating that description.

        These filings and thinkorswim's other annual, quarterly and current reports, proxy statements, and other SEC filings as well as the SEC filings of TD AMERITRADE are available to the public on the SEC's website at www.sec.gov. These filings may also be examined, and copies may be obtained, at the following SEC public reference room:

100 F Street, N.E.
Washington, D.C. 20549

        You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

        We will also provide, without charge, to each person to whom a copy of this document is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

thinkorswim Group Inc.
13947 South Minuteman Drive
Draper, Utah 84020
Attention: Investor Relations
 investor.relations@thinkorswimgroup.com

        As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this document, you should rely on the statements made in the most recent document.

        The information relating to thinkorswim in this document should be read together with the information contained in the documents to which we have referred you.

  Voting Agreements

        As a condition and inducement to TD AMERITRADE's willingness to enter into the merger agreement, each of Messrs. Barba, Sheridan and Sosnoff and the Sosnoff Trust, a trust for the benefit of Mr. Sosnoff's spouse and children, has entered into voting agreements with TD AMERITRADE. According to the terms of the voting agreements, each of the parties agrees to vote the beneficially owned shares (or to cause the holder of record of such shares to so vote) and has granted TD AMERITRADE irrevocable proxies to vote the beneficially owned shares in favor of the merger, against any proposition made in opposition or in competition with the merger, and generally against any other proposed business transaction which would interfere with the merger.

        The voting agreements generally prohibit the sale, pledge, encumbrance, assignment, transfer, tender or other disposition by these thinkorswim stockholders of their shares of thinkorswim common stock, or the entrance into an agreement or commitment to do any of the foregoing. Each stockholder executing a voting agreement has made representations and warranties to TD AMERITRADE regarding any information relating to and provided in writing by such stockholder or his affiliates for inclusion in this proxy statement/prospectus and regarding his ownership and unencumbered title to the shares of thinkorswim stock subject to the voting agreement. Each of these thinkorswim stockholders has also made representations and warranties to TD AMERITRADE regarding power and authority to execute the voting agreement, and due execution and enforceability of the voting agreement.

        The voting agreements will terminate at the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

19.   Financial Statements

        The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K for the fiscal year ended December 31, 2008 are incorporated herein by reference. Attached as Schedule A to this Offer to Exchange is a summary of our financial information from our annual report on Form 10-K for our fiscal year ended December 31, 2008. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 18 of this Offer to Exchange.

20.   Forward Looking Statements

        This document contains or incorporates by reference a number of forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by, or including the words "could," "would," "should," "target," "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "potential," "possible" or other similar expressions. In particular, forward-looking statements contained in this document include expectations regarding the financial conditions, results of operations, earnings outlook and prospects of thinkorswim, TD AMERITRADE and the potential combined company and may include statements regarding the period following the completion of the merger.

        The forward-looking statements involve certain risks and uncertainties and may differ materially from actual results. The ability of either thinkorswim or TD AMERITRADE to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include those set forth on page 20 under "Risk Factors Relating to the Exchange Offer", as well as, among others, the following:

  •
  factors discussed and identified in public filings with the SEC made by thinkorswim or TD AMERITRADE; and

  •
  the effect of changes in domestic and global economic conditions in general.

        You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document. Except to the extent required by applicable law or regulation, thinkorswim and TD AMERITRADE undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to thinkorswim or TD AMERITRADE or any person acting on their behalf are expressly qualified in their entirety by the preceding cautionary statement.

21.   Miscellaneous

        We are not aware of any jurisdiction where the making of the exchange offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the exchange offer is not in compliance with any valid applicable law, we intend to make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or we determine that further efforts to comply are not advisable, the exchange offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of eligible options residing in such jurisdiction.

        We have not authorized anyone to give you any different information or to make any representations in connection with the exchange offer other than the information and representations contained in this document, the related election form, the forms of Restricted Stock Unit Agreement, the 2001 Plan and the related Tender Offer Statement on Schedule TO. If anyone makes any representation to you or gives you any information that is different from the representations and information contained in this document, the related election form, the forms of Restricted Stock Unit Agreement, the 2001 Plan and the related Tender Offer Statement on Schedule TO, you must not rely upon that representation or information as having been authorized by us.

        We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your eligible options pursuant to the exchange offer. You should rely only on the representations and information contained in this document, the related election form, the forms of Restricted Stock Unit Agreement, the 2001 Plan, and the related Tender Offer Statement on Schedule TO and such other documents to which we have referred you.

 SCHEDULE A

SUMMARY FINANCIAL INFORMATION OF THINKORSWIM GROUP INC

Summary Historical Consolidated Financial Data
(in thousands, except per Share amounts and ratio of earnings to fixed charges)

	Years Ended December 31,
	2008	2007
Consolidated Balance Sheet Data
Total current assets	$124,770	$102,832
Total noncurrent assets	385,572	406,498

Total assets	$510,342	$509,330

Total current liabilities	$153,463	$189,741
Total noncurrent liabilities	132,226	157,694

Total liabilities	$285,689	$347,435

Consolidated Statements of Income Data
Total revenue	$371,805	$318,009
Total costs and expenses	287,921	285,240
Operating income	83,884	32,769

Net income	$56,117	$22,435

Ratio of earnings to fixed charges(1)	8.95	3.06
Comparative per Share Data
Net income per Share
Basic	$0.85	$0.36
Diluted	$0.82	$0.34
Book Value per Share(2)	$3.38	$2.47

Notes to Summary Historical Consolidated Financial Data:

(1)
The Company historically has not reported a ratio of earnings to fixed charges. For purposes of determining this ratio, earnings consists of pretax income from continuing operations, plus fixed charges, less capitalized interest. Fixed charges include interest costs, whether expensed or capitalized, and an estimate of the Company's interest component of rental expense.

(2)
Book value per Share was calculated by dividing total stockholders' equity by the number of Shares outstanding as of the end of each reporting period.

A-1

 SCHEDULE B

THINKORSWIM GROUP INC.
GUIDE TO CERTAIN RUSSIAN TAX AND LEGAL ISSUES

        The following is a general summary of the Russian tax and legal consequences of the exchange of the outstanding stock options ("Stock Options") granted pursuant to the thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan (the "2001 Plan"), the Telescan, Inc. Amended and Restated 1995 Stock Option Plan, the Telescan, Inc. 2000 Stock Option Plan or the Telescan, Inc. Amended and Restated Stock Option Plan, for the restricted stock units ("RSUs") of common stock of thinkorswim Group Inc. in connection with the acquisition of thinkorswim Group Inc. ("thinkorswim") by TD AMERITRADE Holding Corporation ("TD AMERITRADE") (the "merger").

        This summary is based on the tax and other laws concerning stock options and RSUs in effect in Russia as of April 16, 2009. Such laws are often complex and change frequently. As a result, the information contained in this summary may be out of date at the time your RSUs vest or you sell shares that you acquire. In addition, this summary is general in nature and does not discuss all of the various laws, rules and regulations that may apply. Not all of the information contained in this summary may apply to your particular tax or financial situation, and thinkorswim Group Inc. is not in a position to assure you of any particular tax result. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in Russia (and any other jurisdictions to which you may be subject) apply to your specific situation.

        This supplement is based on assumption that you are tax resident in Russia. If you are a citizen and/or a tax resident of another country or are considered a resident of another country for local law purposes, the information contained in this summary may not be applicable to you.

        If you receive this summary translated into a language other than English and if the translated version is different than the English version, the English version will control. References herein to taxes and taxation refer to Russian taxes unless noted otherwise.

STOCK OPTIONS / RESTRICTED STOCK UNITS

Tax Information

Grant of Stock Options

        You were not subject to tax when the Stock Options were granted to you.

Vesting of Stock Options

        You will not be subject to tax when your Stock Options vest.

Exchange of Stock Options for RSUs

        You will not be subject to tax when the Stock Options are exchanged for RSUs because you are receiving only unvested RSUs of thinkorswim and not any cash or in-kind consideration as a result of exchange.

Assumption of RSUs by TD AMERITRADE

        As described in further detail in Q&A 41 and Section 8 of the Offer to Exchange, RSUs issued in the exchange offer will be assumed by TD AMERITRADE in connection with the merger and adjusted to reflect this assumption. You will not be subject to tax when the unvested thinkorswim RSUs are assumed by TD AMERITRADE RSUs as a result of the merger.

Vesting of RSUs

        You will be subject to income tax when the RSUs vest and are settled. As the RSUs will only vest following the merger, RSUs will be settled in TD AMERITRADE common stock. When the RSUs vest and are settled, you will be taxed on the fair market value ("FMV") of the shares of common stock of TD AMERITRADE issued to you and determined on the date of vesting. The FMV is determined on the day of vesting based on the price of TD AMERITRADE common stock on the NASDAQ Global Select Market. You should not be subject to any social insurance contributions in Russia as a result of vesting and settlement of RSUs.

        Please consult with your personal tax advisor regarding how to determine the amount of income on which you will be subject to tax.

Sale of Shares

        If you acquire shares of TD AMERITRADE common stock following vesting, you will be subject to tax at a flat rate (currently 13%) on the capital gain when you sell those shares. The taxable amount will be the difference between the sale price and the FMV of the shares acquired following vesting (provided that you properly paid the tax as a result of vesting, as discussed above).

Dividends

        If you acquire shares of TD AMERITRADE common stock following vesting, and TD AMERITRADE were to declare a dividend with respect to such shares, then any dividends paid will be subject to U.S. federal income tax and also to tax in Russia at the relevant rate (currently 9%). Potentially, you may be entitled to a tax credit in Russia.

Withholding and Reporting

        Your local employer in Russia is not responsible for withholding and reporting your individual income tax in respect of Stock Options or RSUs, provided that all such transactions were structured outside your local employment relationship with Ekspert-Sistema Ltd., and that neither the Stock Options nor the RSUs are made part of your local salary or other compensation. Thus, the net physical settlement for RSUs (i.e. holding back shares to fulfill withholding obligation), will not apply to anyone in Russia.

        You are personally responsible for reporting and paying any individual income tax resulting from the vesting of your RSUs, the sale of your shares (if any) and the receipt of any dividends (if any).

        You are required to file two tax returns. The first tax return must be filed with the local tax inspectorate within 5 days after the day on which you receive taxable income (i.e., at vesting date or on receipt of dividends, or on sale of the shares, as applicable). You are expected to assess your tax liabilities under the first tax return independently and to discharge them within 15 days after the date of filing with the tax inspectorate. You are also required to file an annual tax return reporting income received during the prior calendar year (including income reported pursuant to the first tax return). This must be filed by April 30 of the following year. If you have to pay any tax under the annual tax return, the tax inspectorate will be required to mail you an appropriate notice. Even if you do not receive such notice, however, you are still expected to independently make tax payment on or before July 15.

Other Information

Exchange Control Information

        You should not be subject to any currency regulation and control requirements in connection with your acquisition of TD AMERITRADE shares under the RSUs. You may remit the proceeds from the sale of any shares to your foreign currency account at an authorized bank in Russia or in a foreign bank opened in accordance with Russian exchange control laws. However, you are encouraged to contact your personal advisor or your local bank before remitting your sale proceeds to Russia.

Securities Law Information

        You are not required to report the acquisition of foreign securities, including shares of thinkorswim (or, following the merger, TD AMERITRADE) to the Russian Federal Service of the Financial Market. However, you are still not permitted to sell thinkorswim (or, following the merger, TD AMERITRADE) shares directly to other Russian legal entities or residents. You must sell such shares only through a broker on the NASDAQ Global Market (or, following the merger, NASDAQ Global Select Market).

 SCHEDULE C

THINKORSWIM GROUP INC.
GUIDE TO CERTAIN SINGAPOREAN TAX AND LEGAL ISSUES

        The following is a general summary of the Singaporean tax and legal consequences of the exchange of the outstanding stock options ("Stock Options") granted pursuant to the thinkorswim Group Inc. Second Amended and Restated 2001 Stock Option Plan (the "2001 Plan"), the Telescan, Inc. Amended and Restated 1995 Stock Option Plan, the Telescan, Inc. 2000 Stock Option Plan or the Telescan, Inc. Amended and Restated Stock Option Plan, for restricted stock units ("RSUs") of common stock of thinkorswim Group Inc. ("thinkorswim"), which RSUs will be assumed in connection with the acquisition of thinkorswim by TD AMERITRADE Holding Corporation ("TD AMERITRADE") (the "merger").

        This summary is based on the tax and other laws concerning stock options and RSUs in effect in Singapore as of April 16, 2009. Such laws are often complex and change frequently. As a result, the information contained in this summary may be out of date at the time your RSUs vest or you sell shares that you acquire. In addition, this summary is general in nature and does not discuss all of the various laws, rules and regulations that may apply. Not all of the information contained in this summary may apply to your particular tax or financial situation, and thinkorswim is not in a position to assure you of any particular tax result. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in Singapore (and any other jurisdictions to which you may be subject) apply to your specific situation.

        This supplement is based on assumption that you are tax resident in Singapore. If you are a citizen and/or a tax resident of another country or are considered a resident of another country for local law purposes, the information contained in this summary may not be applicable to you.

        If you receive this summary translated into a language other than English and if the translated version is different than the English version, the English version will control. References herein to taxes and taxation refer to Singaporean taxes unless noted otherwise.

STOCK OPTIONS / RESTRICTED STOCK UNITS

Tax Information

Grant of Stock Options

        You were not subject to tax when the Stock Options were granted to you.

Vesting of Stock Options

        You will not be subject to tax when your Stock Options vest subject to the Stock Options being outstanding and unexercised at the time of vesting.

Exchange of Stock Options for RSUs

        You will not be subject to tax when the Stock Options are exchanged for RSUs provided that the Stock Options were not granted pursuant to your Singapore employment.

Assumption of RSUs by TD AMERITRADE

        As described in further detail in Q&A 41 and Section 8 of the Offer to Exchange, RSUs issued in the exchange offer will be assumed by TD AMERITRADE in connection with the merger and adjusted to reflect this assumption. You will not be subject to tax on the assumption of RSUs by TD AMERITRADE in connection with the merger.

Vesting of RSUs

        If the RSUs are granted to you while you are providing services in Singapore, you will be subject to personal income tax when the RSUs vest and are settled. As the RSUs will only vest following the merger, RSUs will be settled in TD AMERITRADE common stock. When the RSUs vest and are settled, you will be taxed on the fair market value ("FMV") of the shares of common stock of TD AMERITRADE issued to you and determined on the date of vesting. The FMV is determined on the day of vesting based on the price of TD AMERITRADE common stock on the NASDAQ Global Select Market. You should not be subject to any social insurance contributions in Singapore as a result of vesting and settlement of RSUs.

        Please consult with your personal tax advisor regarding how to determine the amount of income on which you will be subject to tax.

Sale of Shares

        If you acquire shares of TD AMERITRADE common stock following vesting, you will not be subject to tax on the capital gain when you sell those shares.

Dividends

        If you acquire shares of TD AMERITRADE common stock following vesting, and TD AMERITRADE were to declare a dividend with respect to such shares, then any dividends paid will not be subject to tax in Singapore. However, you may be subject to U.S. federal income tax on any dividend paid by TD AMERITRADE.

Withholding and Reporting

        If you are neither a Singapore citizen nor a Singapore permanent resident or if you are a Singapore permanent resident who is leaving Singapore permanently upon cessation of your employment in Singapore, any unvested RSUs which have been granted to you while you are providing services in Singapore shall be deemed to have vested and your local employer in Singapore is required to withhold monies due to you for the purpose of paying the tax that is owed by you. If, however, you forfeit some or all of your unvested RSUs upon leaving employment, you will not be subject to tax on the forfeited RSUs. Monies due to you will be released to you when tax clearance is given by the Inland Revenue Authority of Singapore ("IRAS") or 30 days after the IRAS has been notified by your local employer.

        Subject to the first paragraph under this sub-section titled "Withholding and Reporting", your local employer in Singapore is not responsible for withholding and reporting your individual income tax in respect of your RSUs.

        Subject to the first paragraph under this sub-section titled "Withholding and Reporting", you are personally responsible for reporting and paying any individual income tax resulting from the vesting of your RSUs. You are required to file Form B-1 (for a Singapore tax resident individual) by April 15 of each year to report your personal income tax liability.

Other Information

Exchange Control Information

        You should not be subject to any currency regulation and control requirements in connection with your acquisition of TD AMERITRADE shares under the RSUs. You may remit the proceeds from the sale of any shares to your foreign currency account at an authorized bank in Singapore or in a foreign bank opened in accordance with Singaporean exchange control laws. However, you are encouraged to contact your personal tax advisor or your local bank before remitting your sale proceeds to Singapore.

Securities Law Information

        You are not required to report the acquisition of foreign securities, including shares of TD AMERITRADE to the Singaporean Federal Service of the Financial Market. However, you are still not permitted to sell TD AMERITRADE shares directly to other Singaporean legal entities or residents. You must sell such shares only through a broker on the NASDAQ Global Select Market.

        The 2001 Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the 2001 Plan and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, may not be circulated or distributed, nor may Stock Options or RSUs be offered or sold, or, subject to the terms of the 2001 Plan, be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to a qualifying person under Section 273(1)(f) of the Securities and Futures Act, Chapter 289 of Singapore (the "Act") or (ii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Act.

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OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR RESTRICTED STOCK UNITS
Table of Contents
SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS
RISK FACTORS RELATING TO THE EXCHANGE OFFER
Valuation Risks
THE EXCHANGE OFFER
SCHEDULE A SUMMARY FINANCIAL INFORMATION OF THINKORSWIM GROUP INC
SCHEDULE B THINKORSWIM GROUP INC. GUIDE TO CERTAIN RUSSIAN TAX AND LEGAL ISSUES
SCHEDULE C THINKORSWIM GROUP INC. GUIDE TO CERTAIN SINGAPOREAN TAX AND LEGAL ISSUES